Exhibit 10.1

115 HARTWELL AVENUE

LEXINGTON, MASSACHUSETTS 02421

LEASE SUMMARY SHEET

Execution Date:	September 26, 2016

Tenant:	WAVE Life Sciences USA, Inc., a Delaware corporation

Tenant’s Mailing Address Prior to Occupancy:

733 Concord Avenue

Cambridge, Massachusetts 02138

Attn: Paul B. Bolno and Kyle Moran

Email address: kmoran@wavelifesci.com

With a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attn: Geoffrey H. Smith, Esq.

Landlord:	King 115 Hartwell LLC, a Delaware limited liability company

Building:	115 Hartwell Avenue, Lexington, Massachusetts 02421. The Building is currently under construction and shall consist of three (3) stories, and contain approximately 91,211 rentable square feet. The Building will be located on the parcel of land which is presently subject to the Ground Lease. The Land is shown on Exhibit 2A attached hereto and made a part hereof. The Land and the Building are hereinafter collectively referred to as the “Property”.

Premises:

Approximately 57,561 rentable square feet of laboratory, office and space for Tenant’s PH system equipment (collectively, the “Premises”), located on the first (1st) and second (2nd) floors of the Building as shown on the Lease Plan attached hereto and made a part hereof as Exhibit 1A (the “Lease Plan”).

The “Initial Portion of the Premises” shall consist of four (4) areas: (i) the “Phase I Premises” containing approximately 21,068 rentable square of office and laboratory space, (ii) the “PH System Premises” containing approximately 689 rentable square feet, (iii) the “Loading Dock Premises” containing approximately 176 rentable square feet, and (iv) the “Penthouse Premises” containing approximately 1,283 rentable square feet.

The “Second Portion of the Premises” (also known as the “Phase II Premises”) shall contain approximately 34,345 rentable square feet of office and laboratory space. The Phase I Premises and the Phase II Premises are sometimes referred to collectively as the “Office/Lab Premises”.

Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

Campus:	That certain building complex in Lexington, Massachusetts, known as “The Hartwell Innovation Campus”, consisting of (x) three (3) existing buildings located at and known as (i) 4 Hartwell Avenue (“4 Hartwell”) comprising approximately 40,054 rentable square feet, (ii) 101 Hartwell Avenue (“101 Hartwell”) comprising approximately 41,270 rentable square feet, and (iii) 113 Hartwell Avenue (“113 Hartwell”), comprising approximately 103,205 rentable square feet, respectively, and (y) one (1) building under construction to be known as and located at 115 Hartwell Avenue (“115 Hartwell”) comprising approximately 91,211 rentable square feet, and other improvements, as the same may be altered or expanded from time to time, (collectively, the “Campus Buildings” and individually, a “Campus Building”). The Campus is presently located on the parcels of land (“Campus Land”), substantially as depicted on Exhibit 2B (the “Campus Site Plan”)

REA:	A Reciprocal Easement Agreement by and among King 101 Hartwell LLC, King 113 Hartwell LLC, and King 4 Harwell Place, LP dated March 24, 2014, filed with the Land Registration Office of the Middlesex South District Registry of Deeds as Document No. 1668032. The REA affects the entire Campus.

Ground Lease:	A Construction, Development and Lease Agreement dated as of November 13, 2015 by and between Landlord’s affiliate, King 113 Hartwell LLC, as landlord, and Landlord, as tenant. The Ground Lease affects the Land.

Condominium:	The 113/115 Hartwell Avenue Condominium. As set forth in the Creation of Condominium Section of the Lease (on Page 1 of the body of the Lease), at the appropriate point in the construction of the Building, the Ground Lease will terminate and the Condominium will be established by the recording, in the Middlesex South District Registry of Deeds, of the Master Deed and Declaration of Trust of the Condominium. The Condominium will affect 113 Hartwell, 115 Hartwell, and the parcels of land (“Condominium Land”) on which 113 Hartwell and 115 Hartwell will be located. The Condominium Land is depicted on Exhibit 2A.

Term Commencement Date:	The earlier of (i) the date that Tenant first commences to use the Initial Portion of the Premises, or any portion of the Initial Portion of the Premises, for any Permitted Use, or (ii) the later of: (x) the Substantial Completion of Landlord’s Work, as defined in Exhibit 3, sufficient to enable Tenant to use and occupy the Initial Portion of the Premises, as contemplated hereunder, or (y) March 21, 2017 (the “Estimated Term Commencement Date”).

Expiration Date:	The date that is ten (10) years and nine (9) months following the Term Commencement Date, except that if the Term Commencement Date does not occur on the first day of a calendar month, then the Expiration Date shall be the last day of the calendar month in which the date that is one hundred twenty-nine (129) months following the Term Commencement Date occurs.

Extension Term:	Subject to Section 1.2 below, two (2) extension terms of five (5) years each.

Permitted Uses:

Office/Lab Premises:

Tenant shall, subject to Legal Requirements (hereinafter defined), have the right to use the Office/Lab Premises for the following purposes and for no other purposes whatsoever:

Contemplated Uses: General office, research, development, laboratory, light manufacturing, and factory use, in accordance with applicable Environmental Laws (hereinafter defined), and other ancillary uses related to the foregoing; and

Other Uses: Provided that Tenant obtains Landlord’s prior written consent, which consent shall not be unreasonably withheld, any other lawfully permitted uses.

PH System Premises:	Tenant shall, subject to Legal Requirements (hereinafter defined), have the right to use the PH System Premises for the following purposes and for no other purposes whatsoever—the installation and maintenance of equipment, including, without limitation, an acid neutralization tank, for Tenant’s PH waste water treatment system for the Premises, in accordance with applicable Environmental Laws, and other ancillary uses related to the foregoing.

Base Rent— Premises:	LEASE MONTHS[1]	ANNUAL BASE RENT	MONTHLY PAYMENT
	1 through 6	$623,000.04	$51,916.67
	7 through 12	$1,201,500.00	$100,125.00
	13 through 18	$1,833,399.96	$152,783.33
	19 through 24	$2,638,308.48	$219,859.04
	25 through 36	$2,717,457.72	$226,454.81
	37 through 48	$2,798,981.40	$233,248.45
	49 through 60	$2,882,950.92	$240,245.91
	61 through 72	$2,969,439.36	$247,453.28
	73 through 84	$3,058,522.56	$254,876.88
	85 through 96	$3,150,278.28	$262,523.19
	97 through 108	$3,244,786.56	$270,398.88
	109 through 120	$3,342,130.20	$278,510.85
	121 through 129	$3,442,394.04	$286,866.17

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Share:	Tenant’s Share shall be 63.11%.

Security Deposit/ Letter of Credit:	$2,558,305.00

Event of Default:	A default by Tenant, after the giving of any required notice by Landlord and the expiration of any applicable grace periods, as more particularly set forth in Section 20.1 of the Lease.

Guarantor:	None

[1]	For the purposes of this Lease, a “Lease Month” shall be defined as any one-(1)-calendar-month period during the Term commencing on the day of the month on which the Term Commencement Date occurs, except that if the Term Commencement Date does not fall on the first day of a calendar month, then the first Lease Month shall also contain the partial month immediately following the Term Commencement Date, and the monthly payment for such month shall be increased proportionately for the number of additional days included therein.

EXHIBIT 1A	LEASE PLAN OF PHASE I PREMISES, PHASE II PREMISES AND PH SYSTEM PREMISES—1ST FLOOR
EXHIBIT 1B	LEASE PLAN OF MECHANICAL PENTHOUSE
EXHIBIT 1C	LEASE PLAN OF LOADING DOCK
EXHIBIT 2A	PLAN OF LAND AND CONDOMINIUM LAND
EXHIBIT 2B	PLAN OF CAMPUS LAND (including location of Parking Area, Tenant’s Reserved Parking Spaces, and Parking Area Premises)
EXHIBIT 3	WORK LETTER
EXHIBIT 3-1	BASE BUILDING DRAWINGS LIST
EXHIBIT 3-2	SPACE PLAN OF TENANT IMPROVEMENT WORK
EXHIBIT 3-3	TENANT EQUIPMENT LIST
EXHIBIT 3-4	LANDLORD/TENANT RESPONSIBILITY MATRIX
EXHIBIT 3-5	BUILDING STANDARDS
EXHIBIT 4-1	FORM OF MASTER DEED OF CONDOMINIUM
EXHIBIT 4-2	FORM OF DECLARATION OF TRUST
EXHIBIT 5	FORM OF LETTER OF CREDIT
EXHIBIT 6	LANDLORD’S SERVICES
EXHIBIT 7-1	FORM OF CONSENT TO ASSIGNMENT
EXHIBIT 7-2	FORM OF CONSENT TO SUBLEASE
EXHIBIT 8-1	APPROVED TENANT’S HAZARDOUS MATERIALS
EXHIBIT 8-2	ENVIRONMENTAL ASSESSMENT REPORT
EXHIBIT 9	BUILDING RULES AND REGULATIONS
EXHIBIT 10	TENANT WORK INSURANCE SCHEDULE
EXHIBIT 11	FORM OF NOTICE OF LEASE

TABLE OF CONTENTS

1.		LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1
	1.1	Lease Grant	1
	1.2	Extension Terms	1
	1.3	Appurtenant Rights	3
	1.4	Tenant’s Access	4
	1.5	Exclusions	5
	1.6	Mechanical Penthouse	5
	1.7	Parking Area Premises	6
	1.8	Acid Neutralization Tank	7
	1.9	Additional Chemical Storage Tanks	8
2.		RIGHTS RESERVED TO LANDLORD	8
	2.1	Additions and Alterations	8
	2.2	Additions to the Property	8
	2.3	Name and Address of Building	9
	2.4	Landlord’s Access	9
	2.5	Pipes, Ducts and Conduits	9
	2.6	Minimize Interference	10
3.		CONDITION OF PREMISES; CONSTRUCTION	10
	3.1	Condition of Premises	10
	3.2	Landlord’s Work	10
	3.3	Tenant’s Remedies in the Event of Delays in Term Commencement Date	12
4.		USE OF PREMISES	13
	4.1	Permitted Uses	13
	4.2	Prohibited Uses	14
	4.3	Chemical Safety Program	14
5.		RENT; ADDITIONAL RENT	15
	5.1	Base Rent	15
	5.2	Operating Costs	15
	5.3	Taxes	20
	5.4	Late Payments	22
	5.5	No Offset; Independent Covenants; Waiver	23
	5.6	Survival	23
6.		intentionally omitted	24
7.		LETTER OF CREDIT/CASH SECURITY DEPOSIT	24
8.		SECURITY INTEREST IN TENANT’S PROPERTY	25
9.		UTILITIES, LANDLORD’S SERVICES	25
10.		MAINTENANCE AND REPAIRS	27
11.		ALTERATIONS AND IMPROVEMENTS BY TENANT	30
	11.1	Landlord’s Consent Required	30
	11.2	After-Hours	31
	11.3	Harmonious Relations	32
	11.4	Liens	32
	11.5	General Requirements	32
12.		SIGNAGE	32

i

	12.1	Restrictions	32
	12.2	Monument Signage	32
13.		ASSIGNMENT, MORTGAGING AND SUBLETTING	33
	13.1	Landlord’s Consent Required	33
	13.2	Landlord’s Recapture Right	33
	13.3	Standard of Consent to Transfer	34
	13.4	Listing Confers no Rights	34
	13.5	Profits In Connection with Transfers	34
	13.6	Prohibited Transfers	34
	13.7	Exceptions to Requirement for Consent	35
14.		INSURANCE; INDEMNIFICATION; EXCULPATION	35
	14.1	Tenant’s Insurance	35
	14.2	Tenant Indemnification	37
	14.3	Property of Tenant	37
	14.4	Limitation of Landlord’s Liability for Damage or Injury	37
	14.5	Waiver of Subrogation; Mutual Release	38
	14.6	Tenant’s Acts—Effect on Insurance	38
	14.7	Landlord’s Insurance	38
15.		CASUALTY; TAKING	39
	15.1	Damage	39
	15.2	Termination Rights	40
	15.3	Rent Abatement	40
	15.4	Taking for Temporary Use	41
	15.5	Disposition of Awards	41
16.		ESTOPPEL CERTIFICATE	41
17.		HAZARDOUS MATERIALS	41
	17.1	Prohibition	41
	17.2	Environmental Laws	42
	17.3	Hazardous Material Defined	42
	17.4	Testing	43
	17.5	Indemnity; Remediation	43
	17.6	Disclosures	45
	17.7	Removal	45
	17.8	Landlord Obligations with respect to Hazardous Materials	45
18.		RULES AND REGULATIONS	46
	18.1	Rules and Regulations	46
	18.2	Energy Conservation	46
	18.3	Recycling	47
19.		LAWS AND PERMITS	47
	19.1	Legal Requirements	47
20.		DEFAULT	48
	20.1	Events of Default	48
	20.2	Remedies	50
	20.3	Damages - Termination	50
	20.4	Landlord’s Self-Help; Fees and Expenses	51
	20.5	Waiver of Redemption, Statutory Notice and Grace Periods	52

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	20.6	Landlord’s Remedies Not Exclusive	52
	20.7	No Waiver	52
	20.8	Restrictions on Tenant’s Rights	52
	20.9	Landlord Default	52
21.		SURRENDER; ABANDONED PROPERTY; HOLD-OVER	53
	21.1	Surrender	53
	21.2	Abandoned Property	54
	21.3	Holdover	55
	21.4	Warranties	55
22.		MORTGAGEE RIGHTS	55
	22.1	Subordination	55
	22.2	Notices	56
	22.3	Mortgagee Consent	56
23.		QUIET ENJOYMENT	56
24.		NOTICES	57
25.		MISCELLANEOUS	58
	25.1	Separability	58
	25.2	Captions	58
	25.3	Broker	58
	25.4	Entire Agreement	58
	25.5	Governing Law	58
	25.6	Representation of Authority	58
	25.7	Expenses Incurred by Landlord Upon Tenant Requests	58
	25.8	Survival	59
	25.9	Limitation of Liability	59
	25.10	Binding Effect	59
	25.11	Landlord Obligations upon Transfer	59
	25.12	No Grant of Interest	60
	25.13	Financial Information	60
	25.14	OFAC Certificate	60
	25.15	Confidential Information	61
	25.16	Notice of Lease	62
	25.17	Publicity	62
	25.18	Tenant’s Expansion Option	62

iii

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

CREATION OF CONDOMINIUM

(1) Reference is made to the fact that, as of the Execution Date of this Lease, the Land is subject to the Ground Lease.

(2) On or about the time that construction of the Building is sufficiently complete in order to enable Landlord to establish the Condominium pursuant to Chapter 183A of the General Laws of Massachusetts, Landlord will establish the Condominium by filing the Master Deed and Declaration of Trust of the Condominium. The Master Deed will be in the form of attached hereto as Exhibit 4-1 and the Declaration of Trust will be in the form attached hereto as Exhibit 4-2, provided however, that Landlord shall have the right to modify the forms of the Master Deed and/or the Declaration of Trust in such manner may, in its sole judgment, determine is necessary, provided that no such modification shall materially adversely affect Tenant’s rights or obligations under this Lease (the Master Deed, as amended pursuant to this Paragraph (2) being referred to herein as the “Master Deed”, and the Declaration of Trust, as amended pursuant to this Paragraph (2) being referred to herein as the “Declaration of Trust”).

(3) The Lease shall be subject and subordinate, in all respects, to the Master Deed, the Declaration of Trust, and the other documents establishing the Condominium (“Condominium Documents”). Tenant shall, at Landlord’s request, execute a reasonable instrument, in recordable form, confirming that the Lease is subject and subordinate to the Condominium Documents.

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1 Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, each Portion of the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).

1.2 Extension Terms.

(a) Provided that the following conditions, which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying at least fifty percent (50%) rentable area of the Premises; and (ii) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default has occurred and is continuing (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined) in question, Tenant shall have the option to extend the Term for two (2) successive additional terms of five (5) years each (each such additional term an “Extension Term”). The first such Extension Term (the “First Extension Term”) shall commence as of the day immediately following the expiration of the Initial Term, and, if Tenant timely and properly exercises its right to extend the Term of the Lease for the First Extension Term, the second such Extension Term (the “Second Extension Term”) commencing as of the day immediately following the expiration of the First Extension Term. Tenant must exercise its option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) on or after the date that is fifteen (15) months prior to the expiration of the then current Term of this Lease and on or before the date that is nine (9) months prior to the expiration of the then current Term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended for the Extension Term in question, upon all of the terms and conditions of this Lease immediately preceding the commencement of such Extension Term, without the need for further act or deed of either party, except that Base Rent during such Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises, and Tenant shall have no further right to extend the Term other than the single Extension Term provided above. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting the applicable Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b) The Base Rent payable by Tenant with respect to each Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent payable by Tenant with respect to each Extension Term shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of such Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in Lexington, Massachusetts, of equivalent quality, size, utility and location, with the length of such Extension Term, the credit standing of Tenant and all other relevant factors to be taken into account, including, without limitation, any concessions granted to tenants in the marketplace (such as, without limitation, free rent, free parking, tenant improvement allowances, lease assumptions, and moving and other allowances) and proximity to public transportation. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term in question. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, then Landlord shall send Tenant a written reminder notice (“Reminder Notice”), specifically referring to this Section 1.2(b) and advising Tenant of the effect of failing to send a timely Tenant’s Response Notice, and if Tenant fails to deliver a Tenant’s Response to Notice to Landlord on or before the date ten (10) days after Tenant receives a Reminder Notice, then Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c) If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in Section 1.2(d).

(d) If, pursuant to the provisions of this Section 1.2, a dispute as to fair market rental value is to be submitted to appraisal, then, on or before the date (“Appraiser Designation Date”) twenty (20) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be shared equally by the parties.

1.3 Appurtenant Rights.

(a) Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant and its employees, invitees and licensees, shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common loading docks and the common shipping and receiving area, as shown on Exhibit 1A attached hereto, (ii) common walkways and driveways necessary for access to the Building, and (iii) other areas and facilities designated by Landlord from time to time for the common use of tenants of the Building and the Campus pursuant to the Condominium Documents and the REA; and no other appurtenant rights or easements.

(b) Parking. During the Term, Landlord shall, subject to the terms hereof (including, without limitation, Section 1.7), make available: (i) up to 173 of the common surface parking spaces for Tenant’s use (based on 57,561 rentable square feet of the Premises) (“Tenant’s Unreserved Parking Spaces”), and (ii) eight (8) reserved surface parking spaces (“Tenant’s Reserved Parking Spaces”) located in the surface parking area serving the Property

(“Parking Area”). The Parking Area, as well as the location of Tenant’s Reserved Parking Spaces are shown on Exhibit 2B. Tenant shall have the right to use both Tenant’s Unreserved Parking Spaces and Tenant’s Reserved Parking Spaces, without any fee or charge (except that costs of maintenance and repair of the parking areas shall be included in Operating Costs). Tenant’s right to park in Tenant’s Unreserved Parking Spaces shall be on a first-come, first-served basis. Tenant’s Reserved Parking Spaces shall marked (e.g., with signage) to indicate that Tenant’s exclusive use of Tenant’s Reserved Parking Spaces. Landlord shall, upon notice from Tenant of unauthorized use of Tenant’s Reserved Parking Spaces, police the use of Tenant’s Reserved Parking Spaces (e.g., by requesting the unauthorized user to move his or her vehicle and by towing).

(c) Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Subject to Landlord’s right to reserve parking for other tenants of the Building, said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time. Handicap parking spaces must be honored.

1.4 Tenant’s Access.

(a) From and after the Term Commencement Date until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, 365 days per year, subject to Legal Requirements (hereinafter defined), Landlord’s reasonable Building security requirements (provided that a copy of such security requirements have been provided to Tenant, the parties hereby acknowledging that Landlord has the right, from time to time, to revise such security requirements, on a reasonable basis), causes beyond Landlord’s reasonable control, the Rules and Regulations, the terms of this Lease and matters of record as of the Execution Date. Tenant shall have the right to install a security system pertaining to the Premises (the “Security System”), provided that: (i) any work performed by Tenant in installing such system shall be performed in accordance with the provisions of this Lease (including, without limitation, Section 11 hereof), and (ii) Tenant shall provide to Landlord card keys to allow Landlord to access the Premises, subject to, and in accordance with, the provisions of this Lease.

(b) With Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall, subject to the provisions of this Section 1.4(b), have the right to access the Premises from and after the date that is fifteen (15) days prior to the Term Commencement Date, for purposes reasonably related to the planning, design and installation of the Tenant’s Property (including, without limitation, Tenant’s furniture, fixtures and telecommunications and other equipment), provided that such entry: (i) shall only be permitted so long as Tenant does not interfere (other than in a de minimis manner) with the performance of Tenant Improvement Work, (ii) shall be at Tenant’s sole risk, except, subject to Section 14.5, to the extent of damage to property or injury to persons caused by the negligence or willful misconduct of the Landlord Parties (hereinafter defined), and (iii) may only be made in accordance with, and subject to, the provisions of the Lease (including, without limitation,

Section 11), except that Tenant shall have no obligation to pay Base Rent, Operating Expenses or Taxes during such entry. In the event that Tenant makes such early entry into the Premises, Tenant shall take necessary reasonable measures to ensure that Tenant’s contractors cooperate in all commercially reasonable ways with Landlord’s contractors to avoid any delay in either Tenant Improvement Work or any conflict with the performance of Tenant Improvement Work, Tenant acknowledging that in the case of conflict, the performance of Tenant Improvement Work shall have priority. Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.4(b), provide Landlord with certificates of insurance evidencing that the insurance required in Section 14 hereof is in full force and effect and covering any person or entity entering the Building. Tenant shall defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims (hereinafter defined) for injury to persons or damage to property to the extent resulting from or relating to Tenant’s access to and use of the Premises prior to the Term Commencement Date as provided under this Section 1.4(b), except to the extent such injury or damage is caused by the negligence or willful misconduct of any of the Landlord Parties. Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord’s property manager.

1.5 Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas and any sinks located therein, and any space in or adjacent to the Premises used exclusively by parties other than the Tenant Parties (as hereinafter defined) for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.3(a) above.

1.6 Mechanical Penthouse. During the Term, Tenant shall have the right, at no additional cost to Tenant (except that costs of maintenance and repair of the Mechanical Penthouse shall be included in Operating Costs) to use a portion of the Mechanical Penthouse of the Building in the location shown on Exhibit 1B (the “Penthouse Premises”) for the installation of certain equipment approved by Landlord (which approval shall not be unreasonably withheld) and purchased and installed by or for Tenant in accordance with the terms of this Lease (any equipment installed by or for Tenant within the Mechanical Penthouse, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Penthouse Equipment”). Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord in the Mechanical Penthouse or on the roof; (ii) will not affect the structural integrity of the Building or impact the Mechanical Penthouse in any manner; (iii) shall be adequately screened so as to minimize the visibility of such equipment; and (iv) shall be adequately sound-proofed to meet all requirements of Legal Requirements and Landlord’s specified maximum decibel levels for equipment operations. Tenant shall not install or operate Tenant’s Penthouse Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Penthouse Equipment. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Penthouse Premises or to Tenant’s Penthouse Equipment. Notwithstanding the foregoing, Tenant may cause such services to be provided to the Penthouse Premises and/or any Tenant’s Penthouse Equipment subject to the provisions hereof (including, without limitation, the provisions of Section 11 of the Lease). Tenant shall be responsible for the cost of repairing and maintaining the Penthouse Premises and Tenant’s Penthouse Equipment and the cost of repairing any damage to the Building (except to the extent, subject to Section 14.5, that such damage is caused by the negligence or willful misconduct of any of the Landlord Parties), or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Penthouse Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Penthouse Premises for the installation and operation of Tenant’s Penthouse Equipment. In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Penthouse Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Penthouse Equipment to occur after normal business hours (hereinafter defined).

1.7 Parking Area Premises. During the Term, Tenant shall have the right, at no additional cost to Tenant (except that costs of maintenance and repair of the Parking Area Premises shall be included in Operating Costs) to use a portion of the Parking Areas (the “Parking Area Premises”), as shown on Exhibit 2B, for the installation of certain equipment approved by Landlord (which approval shall not be unreasonably withheld) and purchased and installed by or for Tenant in accordance with the terms of this Lease (any equipment installed by or for Tenant within the Parking Area Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Parking Area Equipment”). Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not materially adversely affect the remainder of the Parking Areas, the Building or the other occupants of the Building, in any manner; (ii) shall be adequately screened so as to minimize, in Landlord’s reasonable judgment, the visibility of such equipment; and (iii) shall be adequately sound-proofed to meet all requirements of Legal Requirements and the maximum decibel levels for equipment operations, as reasonable specified by Landlord. Tenant shall not install or operate Tenant’s Parking Area Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Parking Area Equipment. Tenant shall have the right, subject to obtaining Landlord’s prior written approval of the plans and specifications therefore (which approval shall not be unreasonably withheld, conditioned, or delayed) and the provisions of the Lease relating to alternations made by Tenant (including, without limitation, Article 1) to connect Tenant’s Parking Area Equipment to the electric and gas systems serving the Premises, which shall be stubbed by Landlord as part of the Tenant Improvement Work with respect to the Initial Portion of the Premises, to mutually satisfactory locations on the exterior of the Building. Tenant shall be responsible for the cost of repairing and maintaining the Parking Area Premises in good condition and Tenant’s Parking Area Equipment (reasonable wear and tear and damage by fire and other casualty excepted) and the cost of repairing any damage to the Building (except to the extent, subject to Section 14.5, that such damage is caused by the negligence or willful misconduct of any of the Landlord Parties). Tenant shall, on or before the expiration or prior termination of the Term of this Lease, repair, at Tenant’s sole cost and expense, any damage to the Parking Area Premises and/or the Building caused by the installation, replacement and/or removal of Tenant’s Parking Area Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Parking Area Premises for the installation and operation of Tenant’s Parking Area Equipment. In the event that at any time during the Term, Landlord determines, in its reasonable judgment, that the operation and/or periodic testing of Tenant’s Parking Area Equipment interferes (other than in a de minimis manner) with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Parking Area Equipment to occur after normal business hours (hereinafter defined), except that in the event that the normal operation of Tenant’s Parking Area Equipment interferes with the operations of other occupants of the Building, the parties shall use their best efforts to cooperate and implement such measures as will eliminate any such interference. If Tenant install any Tenant’s Parking Area Equipment in the Parking Area Premises, the number of Tenant’s Parking Spaces available to Tenant pursuant to Section 1.4 shall be reduced by the number of spaces used by Tenant’s Outside Equipment.

1.8 Acid Neutralization Tank. Tenant shall have the right to install within the PH Premises for Tenant’s exclusive use a separate acid neutralization tank (“Tenant’s Acid Neutralization Tank”) in accordance with the provisions of this Lease, including, without limitation, Section 11 hereof. Tenant shall have the right, throughout the Term of the Lease, to use Tenant’s Acid Neutralization Tank in accordance with Legal Requirements. Tenant shall obtain, and maintain, all governmental permits and approvals necessary for the operation and maintenance of Tenant’s Acid Neutralization Tank. Tenant shall be responsible for all costs, charges and expenses incurred from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of Tenant’s Acid Neutralization Tank, including all clean-up costs relating to Tenant’s Acid Neutralization Tank. Except (subject to Section 14.5) with respect to Claims, to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties, as hereinafter defined, harmless from and against any and all Claims (as hereinafter define), including (a) diminution in value of the Premises or any portion thereof, (b) damages for the loss of or restriction on use of rentable or usable space of the Premises, (c) damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of Tenant’s Acid Neutralization Tank in violation of applicable Legal Requirements. This indemnification by Tenant includes costs actually incurred by Landlord: (i) in connection with any investigation required by any Governmental Authority of site conditions, (ii) in connection with any investigation required by Landlord pursuant to which it is determined that Tenant has breach its obligations with respect to Tenant’s Acid Neutralization Tank, and (ii) any clean-up, remediation, and/or removal of any Hazardous Materials and/or restoration of the Property required by any Governmental Authority caused by Tenant’s improper use of Tenant’s Acid Neutralization Tank.

1.9 Additional Chemical Storage Tanks. Tenant shall have the right, at Tenant’s sole cost and expense, to install additional chemical storage tanks, in location(s) designated by Landlord, on the conditions that: (x) Tenant complies with all applicable Legal Requirements and obtains all necessary governmental permits and approvals, (y) Tenant’s use of additional chemical storage tanks will not limit the chemical storage capacity by any other tenant of the Building, and (z) any work performed by Tenant installing additional chemical storage tanks will be performed subject to the provisions of the Lease, including, without limitation, Article 11 thereof.

2.	RIGHTS RESERVED TO LANDLORD

2.1 Additions and Alterations. Landlord reserves the right, at any time and from time to time, but upon prior written notice to Tenant (except that: (i) email notice shall be sufficient for the purposes of this Section 2.1, and (ii) no prior notice shall be required in an emergency) to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas (including, without limitation, the Parking Area Premises and the location of Tenant’s Reserved Parking Spaces), as it may deem necessary or desirable, provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2 Additions to the Property.

(a) Landlord may at any time or from time to time (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property and/or (ii) change the location or arrangement of any improvement outside the Building in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that, in connection with the exercise of the foregoing reserved rights: (i) Landlord shall have no right to relocate Tenant’s Parking Spaces (except to the extent required by applicable Legal Requirements, (ii) there shall be material adverse affect on Tenant’s use of, or access to, the Common Areas or the Premises, and (iii) there shall be no material increase in Tenant’s obligations or material interference with, or material reduction to, Tenant’s rights under this Lease.

(b) In case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, Tenant will, upon prior written notice to Tenant (except that: (i) email notice shall be sufficient for the purposes of this Section 2.2(b), and (ii) no prior notice shall be required in an emergency) afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations.

2.3 Name and Address of Building. Landlord reserves the right at any time and from time to time: (i) at Landlord’s election, to change the name of the Building and/or the Property, and (ii) if required by governmental authorities, to change the address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof and compensates Tenant for its reasonable, out-of-pocket costs of implementing such changes (e.g., replacement of letterhead and business cards). Notwithstanding the foregoing, in no event shall the name of the Building be changed, during the Term of this Lease, to be the name of another tenant of the Building.

2.4 Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon reasonable advance written notice (Tenant hereby agreeing that email notice of at least 48 hours, (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and the agents, representatives, employees and contractors of each of them, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection as permitted pursuant to the provisions of this Lease or as necessary in order to enable Landlord to perform its obligations under this Lease, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities, including the American with Disabilities Act (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through the Premises all necessary materials, tools and equipment); and (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance, notice of at least 48 hours, to show the Premises during normal business hours (i.e., Monday – Friday, 8 A.M. - 6 P.M., Saturday, 8 A.M. – 1 P.M., excluding “Building Holidays” (i.e., New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day)) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term or at any time after the occurrence of an Event of Default, prospective tenants, and (c) for the purposes set forth in Section 17. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least 48 hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only (except in emergencies) if accompanied by representatives of Landlord and Tenant and otherwise subject to the terms and conditions of Section 2.6. Notwithstanding anything to the contrary herein contained, if Landlord gives timely proper notice of its intent to access the Premises, as permitted hereunder, and Landlord’s access is precluded by either Tenant’s failure to make a Tenant representative available to permit such access or by reason of other provisions of this Section 2.4, then Landlord shall be temporarily relieved of responsibility to perform its obligations under the Lease only to the extent and for the period of time that Landlord is prevented from performing such obligations by reason of Landlord’s lack of access to the Premises, or any portion thereof.

2.5 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof and use and enjoyment of the Premises for Tenant’s Permitted Uses.

2.6 Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2.

3.	CONDITION OF PREMISES; CONSTRUCTION.

3.1 Condition of Premises. Landlord shall perform Landlord’s Work, as defined on Exhibit 3 attached hereto, in order to prepare the Building and the Premises for Tenant’s occupancy. Except as expressly set forth in this Lease (including, without limitation, Landlord’s maintenance and repair obligations set forth in Section 10.2), Tenant’s demise of the Premises hereunder is made without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord. Notwithstanding anything to the contrary herein contained, Landlord shall have no obligation to provide any Tenant Improvement Work with respect to the Phase II Premises.

3.2 Landlord’s Work.

(a) Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, Casualty or other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”) and subject to any Tenant Delay, as hereinafter defined, Landlord shall perform Landlord’s Work in order to prepare the Initial Portion of the Premises for Tenant’s use and occupancy in accordance with Exhibit 3 attached hereto. Landlord shall use diligent efforts to substantially complete Landlord’s Work by March 21, 2017 (the “Estimated Term Commencement Date”). However, except to the extent that such failure constitutes a delay in the occurrence of the Term Commencement Date (as provided in the definition of the Term Commencement Date), and, except for Tenant’s remedies set forth in Section 3.3: (i) Tenant’s sole remedies shall be a delay in the Term Commencement Date, (ii) except as expressly set forth in this Lease, Tenant shall have no claim or rights against Landlord, and Landlord shall have no liability or obligation to Tenant in the event of delay in Landlord’s Work, and (iii) no delay in Landlord’s Work shall have any effect on the parties rights or obligations under this Lease.

(b) Definitions.

(i) “Tenant Delay” shall mean any act or omission by Tenant and/or Tenant’s agents, employees or contractors (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work. Notwithstanding the foregoing, except where a Tenant Delay arises from Tenant’s failure timely to act within on or before a date or time period expressly set forth in the Lease (in which event no Tenant Delay Notice shall be required): (x) in no event shall any act or omission be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (a) that a Tenant Delay is occurring, and (b) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (y) no period of time prior to the time that Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

(ii) “Substantially complete” or “Substantial Completion,” when referring to Landlord’s Work shall mean that: (1) Landlord’s Work is completed, other than minor work which does not materially affect Tenant’s use of, or access to, the Initial Portion of the Premises, (2) the Initial Portion of the Premises and those portions of the Common Areas of the Building which affect Tenant’s occupancy are in conformance with all applicable building codes, permits, laws and regulations, including without limitation, ADA, (3) all structural elements and subsystems of the Building, including but not limited to HVAC, mechanical, electrical, lighting, plumbing, and life safety systems, will be in good working condition and repair, (4) Landlord has delivered to Tenant a certificate of substantial completion from Landlord’s architect stating that Landlord’s Work is substantially complete, and (5) such evidence (the “Town Approval”) as is customarily provided by the Town of Lexington to evidence its acceptance of Landlord’s Work and Tenant’s right to lawfully occupy the Initial Portion of the Premises (e.g., sign-offs on the Building permit by all applicable Town of Lexington departments or a certificate of occupancy, which may be a temporary certificate of occupancy) has been provided by the Town of Lexington. No costs incurred by Landlord in satisfying the definition of Substantial Completion shall be included in Operating Costs. Notwithstanding anything to the contrary herein contained, in the event that Landlord’s Work is delayed by reason of any Tenant Delay, then Landlord shall be deemed to have achieved Substantial Completion of Landlord’s Work on the date that Landlord would have achieved Substantial Completion of Landlord’s Work, but for such Tenant Delay.

(iii) Punchlist. Promptly following substantial completion of Landlord’s Work, Landlord shall provide Tenant with a punchlist prepared by Landlord’s architect (the “Punchlist”) incorporating those items jointly identified by Landlord and Tenant during their joint inspection of Landlord’s Work, of outstanding items (the “Punchlist Items”). Promptly after substantial completion of Landlord’s Work, Landlord and Tenant shall jointly inspect the Initial Portion of the Premises. Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall complete all Punchlist Items within thirty (30) days of the date of the Punchlist (other than seasonal items, such as landscaping, requiring a longer period), provided that Tenant reasonably cooperates in connection with the completion of such Punchlist Items.

(c) Warranty Regarding Quality of Landlord’s Work. Subject to the terms of this Section 3.2(c), Landlord warrants that: (i) the materials and workmanship comprising Landlord’s Work will comply with Legal Requirements, and (ii) the materials and workmanship comprising Landlord’s Work will be free from defects or deficiencies, and (iii) the HVAC system serving the Premises (“Premises HVAC System”) will comply with Legal Requirements and be free from defects or deficiencies (“Warranty Regarding Landlord’s Work”). Any portion of Landlord’s Work or the Premises HVAC System not conforming to the previous sentence may be considered defective. The Warranty Regarding Landlord’s Work excludes remedy for damage caused by abuse by any of the Tenant Parties or modifications not made by Landlord or any Landlord Parties or improper or insufficient maintenance by Tenant, it being understood and agreed that normal wear and tear and normal usage are not deemed defects or deficiencies. Landlord agrees that it shall, without cost to Tenant, correct any portion of Landlord’s Work which is found to be defective promptly following the date that Tenant gives Landlord written notice (a “Defect Notice”) of such defective condition, provided that the Defect Notice is delivered to Landlord on or before the date (the “Warranty Expiration Date”) that is three hundred sixty (360) days following the substantial completion of the applicable phase of Landlord’s Work, time being of the essence, it being understood and agreed that there shall be a separate Warranty Expiration Date for each phase of Landlord’s Work. The cost of repairing such defective work shall not be included in Operating Costs. Landlord’s obligations under this Section 3.2(c) shall expire on the Warranty Expiration Date and be of no further force and effect except with respect to any defects or deficiencies in Landlord’s Work disclosed in any Defect Notice delivered before the Warranty Expiration Date. In addition to and notwithstanding the foregoing, Landlord hereby agrees to use reasonable efforts to enforce its warranties against any contractor performing any portion of Landlord’s Work.

(d) Tenant’s Sole Remedies. The remedies set forth under Section 3.2(c) above set forth Tenant’s sole remedies, both at law and in equity with respect to any breach of the Warranty Regarding Landlord’s Work; provided however, that nothing in Section 3.2 shall be deemed to limit Landlord’s obligations for maintenance and repair in accordance with Section 10.2 of the Lease.

3.3 Tenant’s Remedies in the Event of Delays in Term Commencement Date.

(a) Rent Credit in Connection with a Delay in Term Commencement Date.

(i) Initial Rent Credit Date. If the Term Commencement Date occurs between the Initial Rent Credit Date (defined below) and the Second Rent Credit Date (defined below), inclusive, then Tenant shall be entitled to a credit against Tenant’s obligation to pay Base Rent following the Term Commencement Date equal to $2,798.64 for each day between the Initial Rent Credit Date and the occurrence of the Term Commencement Date.

(ii) Second Rent Credit Date. If the Term Commencement Date occurs after the Second Rent Credit Date (defined below), then Tenant shall be entitled to a credit against Tenant’s obligation to pay Base Rent following the Term Commencement Date equal to the sum of: (x) $83,959.20 plus (y) $5,597.28 for each day between the Second Rent Credit Date and the occurrence of the Term Commencement Date.

(iii) Definitions. The “Initial Rent Credit Date” shall mean the date thirty (30) days after the Estimated Term Commencement Date, provided, however, that the Initial Rent Credit Date shall be extended by the lesser of: (x) ninety (90) days, or (y) the length of any delays in Landlord’s Work arising from delay by Landlord’s Force Majeure (as defined in Section 3.2) occurring prior to the Initial Rent Credit Date. The “Second Rent Credit Date” shall mean sixty (60) days after the Estimated Term Commencement Date, provided, however, that the Second Rent Credit Date shall be extended by the lesser of: (x) ninety (90) days, or (y) the length of any delays in Landlord Work arising from delay by Landlord’s Force Majeure (as defined in Section 3.2) occurring prior to the Second Rent Credit Date.

(b) Termination Right. If the Term Commencement Date has not occurred on or before the Outside Termination Date, as hereinafter defined, then Tenant shall have the right to terminate the Lease, which shall be exercisable by a written thirty (30) day termination notice given on or after the Outside Termination Date but before the date that the Term Commencement Date occurs. If the Term Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant’s termination notice shall be deemed to be void and of no force or effect. If the Term Commencement Date does not occur on or before such thirtieth (30th) day, this Lease shall terminate and shall be of no further force or effect, and, except for provisions of the lease which are intended to survive termination of the Lease (e.g., indemnification provisions), neither party shall have any further obligation to the other party. For the purposes hereof, the “Outside Termination Date” shall be defined as four (4) months after the Estimated Term Commencement Date, provided however, that the Outside Termination Date shall be extended by the lesser of: (x) ninety (90) days, or (y) the length of any delays in Landlord Work arising from delay by Landlord’s Force Majeure (as defined in Section 3.2).

3.4 Tenant’s Early Access.

Except as otherwise provided in this Section 3.4, Tenant shall not be permitted to take possession of or enter the Premises prior to the Term Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Term Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Term Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Landlord hereby agrees that Tenant has the right to enter the Premises fifteen (15) days prior to the Term Commencement Date, during normal business hours and without payment of Annual Base Rent, Tenant’s Share of Operating Costs, or Tenant’s Share of Taxes, to install its phone, data, and furniture systems in compliance with the terms of this Lease. Tenant shall perform any such work in such a manner as not to interfere, in other than a de minimis manner, with or delay the completion of the Landlord Work (defined in Exhibit C). Any such interference or delay shall constitute a Tenant Delay. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

4.	USE OF PREMISES

4.1 Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable laws or insurance requirements.

4.2 Prohibited Uses.

(a) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) materially impair the appearance or reputation of the Building; (b) materially impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion material discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; (v) for any fermentation processes whatsoever; or (vi) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder.

(b) With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with: (x) the ability of others, entitled thereto, to park in the common parking areas, or (y) the use of any driveway, corridor, footwalk, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; or (vi) except for any disclosures required by applicable law or stock exchange rule, use the name of Landlord, or any of Landlord’s affiliates in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent.

4.3 Chemical Safety Program. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program pertaining to the Building and (b) this Section. Tenant shall obtain and maintain during the Term (i) any permit required by the MWRA (“MWRA Permit”) and (ii) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of any acid neutralization tank serving the Premises. Tenant shall not introduce anything into the acid neutralization tank serving the Premises, if any (x) in violation of the terms of the MWRA Permit, (y) in violation of applicable laws or (z) that would interfere with the proper functioning of any such acid neutralization tank.

5.	RENT; ADDITIONAL RENT

5.1 Base Rent. During the Term of the Lease with respect to such Portion of the Premises, Tenant shall pay to Base Rent applicable to such Portion of the Premises to Landlord in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent, additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) with respect to each Portion of the Premises shall commence on the applicable Term Commencement Date for such Portion of the Premises, and shall be prorated for any partial months. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2 Operating Costs.

“Operating Costs” shall mean all actual costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance (including, without limitation, environmental liability insurance and property insurance on Landlord-supplied leasehold improvements for tenants, but not property insurance on tenants’ equipment) of the Property or allocated to the Property, including without limitation all costs of labor (wages, salaries, fringe benefits, etc.) up to and including the Property manager, however denominated, any costs for utilities supplied to exterior areas, the Common Areas, and elsewhere in the Building, and any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, the Building’s share of Common Expenses under the Condominium Documents (which shall include Operational Costs under the REA), related equipment, facilities and appurtenances and HVAC equipment, security services, a management fee and other administrative costs paid to Landlord’s property manager (not to exceed four percent (4%) of gross income of the Building), a commercially reasonable rental factor of Landlord’s management office for the Property, which management office may be located outside the Property and which may serve other properties in addition to the Property (in which event such costs shall be equitably allocated among the properties served by such office), the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity; the cost of the Common Area dumpster service. The cost of capital items shall, for the purposes of including the cost of such items in Operating Costs shall, in accordance with Section 5.2(g), be: (i) amortized over the useful life of such improvements (“Amortization Period”), except that the Amortization Period for the purposes of determining the Replacement Cost for Major HVAC Component (as defined in Section 10.1A) shall be the three and one-half year period commencing as of the date that Landlord completes the replacement of the Major HVAC Component in question, and (ii) subject to Section 5.2(b) below, included in Operating Costs.

(a) Operating Costs shall not include Excluded Costs (hereinafter defined).

(b) “Excluded Costs” shall be defined as (i) any ground rent, or any mortgage charges (including interest, principal, points and fees); (ii) leasing fees, brokerage commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building; (iii) salaries of executives and owners not directly employed in the management/operation of the Property and salaries and other compensation of employees, officers, executives or administrative personnel of Landlord above the position of building manager; (iv) the cost of work done by Landlord for a particular tenant, and the cost of work or services performed for any facility other than the Building or the Property; (v) the cost of items incurred by Landlord performing maintenance, repair, or replacement of the structure elements of the Building, including the structural portions of the roof (the parties expressly agreeing that costs relating to the maintenance, repair or replacement of the roof membrane shall not be deemed to be excluded from Operating Costs pursuant to the provisions of this clause (v)), structural columns, floor slab and exterior walls; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (x) depreciation of the Building, or any part thereof; (xi) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xii) advertising, promotional or marketing expenses for the Building; (xiii) the cost of repairs incurred by reason of fire or other casualty or condemnation in excess of costs which are included in any commercially reasonable deductible carried by Landlord under its casualty insurance policy (the parties hereby acknowledging that, as of the Execution Date, $10,000 is a commercially reasonable deductible), and the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise (provided that the foregoing shall not apply to payments by any tenant of the Building on account of such tenants’ share of Operating Cost and Tax pass-through or escalation over base-year provisions under their leases), and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xiv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xv) accrual or replacement of reserves for future repair or replacement costs; (xvi) any legal expenses arising out of any misconduct or negligence of Landlord or any person for which Landlord is responsible or arising out of dealings between any principals constituting Landlord or arising out of any leasing, sale, syndication, or financing of the Building or the Property or any part thereof or arising out of disputes with tenants, other occupants, or prospective tenants or occupants or out of the construction of the improvements on the Property; (xvii) cost and expense of Landlord’s Work; (xviii) any amounts paid by Landlord for which reimbursement is made from any source, including without limitation any cost recovered under any warranty, guaranty or insurance policy maintained or held by Landlord (provided that the foregoing shall not apply to payments by any tenant of the Building on account of such tenants’ share of Operating Cost and Tax pass-through or escalation over base-year provisions under their leases); (xix) any cost representing an amount paid for services or materials to a related person or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person or entity (provided however, that the provisions of this clause (xix) shall not apply to or limit management or administrative fees, which for the avoidance of doubt shall be included in Operating Costs only to the extent as provided in Section 5.2(a) above); (xx) costs of any cleanup, containment, abatement, removal or remediation of asbestos or other substances regulated by applicable law, rule, regulation or ordinance and detrimental to the environment or to the health of occupants of the Property, including without limitation Hazardous Materials (as hereinafter defined); (xxi) any increase in the cost of insurance attributable to the particular activities of any tenant which increases the cost of any fire, extended coverage or any other insurance policy covering all or any portion of the Property; (xxii) the cost of acquisition of any sculpture, paintings or other objects of art; and (xxiii) any capital expenditures except those (“Permitted Capital Expenditures”) which either: (a) are required by Legal Requirements which first become effective and applicable to the Property after the Commencement Date, (b) are reasonably projected by Landlord to achieve savings in Operating Expenses (i.e., taking into account the Annual Charge-Off included in Operating Expenses as the result of the capital expenditure in question, or (c) which constitute Replacement Cost for Major HVAC Components, as defined in Section 10.1A.

(c) Payment of Operating Costs. Commencing as of the Term Commencement Date and, subject to the last sentence of this Section 5.2(c), continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs. Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the Term, and Tenant shall pay to Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year. As of the Execution Date, the Property’s fiscal year is January 1 – December 31. Notwithstanding the foregoing, Operating Costs shall not include any cost of any Building repairs or replacements performed by Landlord during the ninety (90) day period commencing as of the Term Commencement Date, unless Tenant or any Tenant party is responsible for the cause of such repairs or replacements.

(d) Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually incurred for such fiscal year, then, Tenant may credit the difference against the next installment(s) of additional rent on account of

Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs. The provisions of this Section 5.2(d) shall survive the expiration or earlier termination of this Lease.

(e) Part Years. If the Term Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

(f) Gross-Up. If, during any fiscal year, less than 100% of the Building is occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was 100% occupied and such services were being supplied to all tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year. This “gross up” treatment shall be applied only with respect to variable Operating Costs arising from services provided to Common Areas or to space in the Building being occupied by tenants (which services are not provided to vacant space or may be provided only to some tenants) in order to allocate equitably such variable Operating Costs to the tenants receiving the benefits thereof.

(g) Capital Expenditures.

1. Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a level payment direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. However, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating costs including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such event, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

2. Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item

3. Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(h) Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least sixty (60) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection. However, no audit or inspection shall extend to periods of time before the Term Commencement Date. If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within ninety (90) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within two hundred forty (240) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If, after such inspection or audit is made, it is finally determined or agreed that that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant, then, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If, after such inspection or audit is made, it is finally determined or agreed that there was an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within thirty (30) days after receipt of an invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection: (A) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (B) which refuses to execute a commercially reasonable confidentiality agreement, whereby it shall agree to maintain the results of such audit or inspection confidential, but subject to commercially reasonable exceptions to such confidentiality. Nothing in the foregoing shall preclude Tenant or its auditor from disclosing any audit or inspection results to third parties, to the extent: (i) required by Legal Requirements, court order, order of governmental authority or pursuant to any requirements or rules of any stock exchange listing, or (ii) in litigation or other dispute resolution proceedings between Landlord and Tenant. The provisions of this Section 5.2(g) shall survive the expiration or earlier termination of this Lease.

5.3 Taxes.

(a) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Land, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building and the Land (including without limitation any mandatory community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Building and the Land, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment of such special assessment (plus any interest payable thereon) required to be paid during such year had Landlord elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer to Taxes levied or assessed with respect to such year without regard to when such taxes are paid or payable. Taxes shall be adjusted to take into account any abatement or refund thereof paid to the Landlord by the taxing authorities in accordance with Sections 5.3(e) and 5.3(f) below. The following are specifically excluded from taxes: penalties or interest or other charges for late payments of taxes, any income, personal property, excess profits, gross receipts, margin, estate, single business, inheritance, succession, transfer, gift, franchise, corporate, capital tax or assessment levied or assessed against Landlord or real property taxes and assessments applicable to any undeveloped portion of the Building being held for future development or any connection, capacity, turn-on, impact or any initial construction of or the initial construction of or to the Building; provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Building and the Land were the only real estate owned by Landlord. The Landlord shall pay, or cause to be paid, before the same become delinquent, all Taxes. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, as defined in Section 2.2, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building and the Land. The parties acknowledge that after the Building is assessed by the Town of Lexington as a separate Unit under the Condominium, the real estate taxes payable to the Town of Lexington will be determined by the separate tax bill issued by the Town of Lexington. Since, as of the Execution Date, the Building and the Land constitute a part of the Condominium Land, Taxes shall, with respect to such time period, if any, during the Term of the Lease prior to the time that a separate tax bill is issued for the Building as a separate unit under the Condominium, Taxes shall be reasonably allocated by Landlord between the Building and the Land and the balance of the Condominium Land and other improvements on the Condominium Land.

(b) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c) Payment of Taxes. Commencing as of the Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Taxes relating to or allocable to the Building and Tenant’s Share of Taxes relating to or allocable to the Land. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. Landlord shall provide Tenant with a copy of each Tax bill received by Landlord within ten (10) days after Landlord’s receipt of such Tax bill; provided however, that in no event shall Landlord’s failure to timely deliver any Tax bill de deemed to be a default by Landlord in its obligations hereunder or be considered to be a waiver of Landlord’s right to receive payment from Tenant of Tenant’s Share of the Taxes imposed pursuant to such Tax bill. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d) Effect of Abatements. Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable out of pocket and documented legal fees and for other reasonable expenses incurred in obtaining the Tax refund

(e) Abatement Process. If Tenant is then leasing space in the Building containing at least fifty (50%) percent of the rentable area of the Building so request in writing by written notice to Landlord at least ten (10) business days prior to the last day for applying for an abatement of Taxes payable by Landlord with respect to any fiscal year, then either: (i) Landlord shall (unless Landlord has previously applied for abatement with respect such fiscal year) apply for, and diligently prosecute, an abatement of Taxes for such fiscal year, or

(ii) Landlord shall permit Tenant, at its sole expense, to apply for an abatement of Taxes for such fiscal year. If Landlord elects to allow Tenant to apply for an abatement of Taxes for a fiscal year, then:

(i) Landlord agrees to cooperate with the Tenant, in such manner as Tenant may reasonably request, but at no expense to Landlord, including Landlord’s agreement to sign all necessary instruments in connection with such application or appeal, provided Landlord deems the same appropriate in its reasonable discretion.

(ii) Upon the request of Tenant, and if required to preserve the right to challenge such Taxes, Landlord will pay all Taxes under protest or in such other manner as will preserve the right to challenge such Taxes.

(iii) It shall be a condition to the right of Tenant to apply for an abatement with respect to any fiscal year, that Tenant has paid its respective shares of all Taxes due for such fiscal year.

(f) Landlord will reimburse Tenant for its respective share of any refund of Taxes received as a result of any tax contest minus their respective share of expenses incurred by Landlord in order to obtain the refund.

(g) Part Years. If the Term Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4 Late Payments.

(a) Any payment of Rent due hereunder not paid within five (5) business days after the same is due shall bear interest for each month or fraction thereof from the due date until paid in full at the rate of ten (10%) percent per annum, or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Lease Interest Rate”).

(b) Additionally, if Tenant fails to make any payment within five (5) business days after the due date therefor, Landlord may charge Tenant a fee (“Late Fee”), which shall constitute liquidated damages, equal to One Thousand and NO/100 Dollars ($1,000.00) for each such late payment. Notwithstanding the foregoing, Landlord agrees that no Late Fee shall be due with respect to any payment due from Tenant during any calendar year, unless an Initial Late Fee Event has previously occurred during such twelve (12) month period. An “Initial Late Fee Event” shall mean any failure by Tenant to make a payment when due, which failure is not cured on or before the date five (5) business days after Landlord gives Tenant written notice that such payment is past due. Landlord agrees to waive the Late Fee with respect to the Initial Late Fee Event which occurs in any calendar year.

(c) For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(d) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(e) The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

5.5 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.5 OF THE LEASE), AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6 Survival. Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.	INTENTIONALLY OMITTED.

7.	LETTER OF CREDIT/CASH SECURITY DEPOSIT

7.1 Amount. Within fifteen (15) business days following the Execution Date of this Lease, Tenant shall deliver either (i) cash in the amount (the “Security Amount”) specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit to Landlord which shall be (a) in the amount (the “Security Amount”) specified in the Lease Summary Sheet, (b) substantially in the form attached hereto as Exhibit 5; (c) issued by a bank with a rating of A or better and otherwise reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts; and (d) for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”). Tenant’s failure timely to deliver either the Cash Security Deposit or the Letter of Credit in accordance with the provisions of the preceding sentence shall be deemed to be an Event of Default by Tenant as set forth in Section 20.1(n) of this Lease. The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

7.2 Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds (after applying the amount drawn to cure Tenant’s default and/or to Landlord’s damages arising therefrom) shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder. Upon delivery of such replacement Letter of Credit, Landlord shall return to Tenant the balance of any Letter of Credit cash proceeds that are being held in accordance with Section 7.5 below. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3 Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below. Landlord shall pay the fee charged by the issuer of the Letter of Credit in connection with any such transfer, provided, however, in connection with the first such transfer, Tenant shall pay to Landlord, as additional rent, an amount equal to such fee charged by the issuer, which payment shall be made within thirty (30) days after demand therefor.

7.4 Credit of Issuer of Letter of Credit. In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord. Tenant shall, within ten (10) days after receipt of written notice from Landlord, which notice shall include the basis for Landlord’s reasonable belief that there has been a material adverse change in the financial position of the issuer of the Letter of Credit, replace the then-outstanding letter of credit with a like Letter of Credit from another bank or institution approved by Landlord.

7.5 Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, shall be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6 Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within forty-five (45) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

8.	SECURITY INTEREST IN TENANT’S PROPERTY.

INTENTIONALLY OMITTED.

9.	UTILITIES, LANDLORD’S SERVICES

9.1 Electricity, Water/Sewer, and Gas. Landlord shall contract with the utility companies providing electricity, water/sewer service, and gas service to the Building to obtain such service for the Premises. Landlord represents to Tenant that the electrical capacity available to the Premises and to any Tenant equipment located in or about the Building will be 369.8 kilowatts. Commencing on the Term Commencement Date, Tenant shall pay, as Additional Rent, all charges for: (i) electricity consumed in such Portion of the Premises and any Tenant equipment located in or about the Building, and (ii) gas furnished to such Portion of the Premises and Tenant equipment located in or about the Building as measured by applicable sub-metering equipment, in accordance with Section 9.2. Landlord shall, as an Operating Cost, maintain and keep in good order, condition and repair such metering equipment.

9.2 Billing Procedures. Tenant shall reimburse Landlord for the entire cost of such electric current and gas consumed in the Premises and for Tenant’s equipment, as aforesaid, as follows:

(a)	Commencing as of the Commencement Date and continuing until the procedures set forth in Section 9.2(b) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Base Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimates) on account of Tenant’s obligation to reimburse Landlord for electricity and gas services consumed in the Premises and for Tenant’s equipment, as aforesaid.

(b)	Periodically after the Commencement Date (but at last once every 12 months), Landlord shall determine the actual cost of electricity and gas services consumed by Tenant in the Premises and for Tenant’s equipment, as aforesaid (i.e. by reading the applicable sub-meter and by applying the applicable rate which shall not exceed the retail rate which would have been payable by Tenant had Tenant obtained such services directly from the utility company providing electric current and gas to Landlord. If the total of Tenant’s estimated monthly payments on account of such period is less than the actual cost of electricity and/or gas services consumed in the Premises during such period, Tenant shall pay the difference to Landlord when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity and/or gas services consumed in the Premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder.

(c)	After each adjustment, as set forth in Section 9.2(b) above, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity and/or gas services in the Premises (as applicable) shall be adjusted based upon the actual cost of electricity and/or gas services consumed during the immediately preceding period.

9.3 Other Utilities. Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.4 Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty-four (24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as set forth in Section 10.5 below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

9.5 Utility Connections. Landlord shall make electricity, water and natural gas connections available to the Premises prior to the Commencement Date and thereafter throughout the Term.

9.6 Trash. Landlord shall use a common trash receptacle, designated by Landlord, located in the loading dock area for the disposal of its Trash, as hereinafter defined. Throughout the Term, Tenant shall, at its sole cost and expense: (i) keep any garbage, trash, rubbish and refuse (collectively, “Trash”) in vermin-proof containers within the interior of the Premises until removed; and (ii) deposit such Trash on a daily basis, in such common trash receptacle. Landlord shall furnish (or authorize others to furnish) a service for the removal of Trash from receptacles designated by Landlord, the costs of which shall be allocated among the tenants using such receptacle. In no event shall Tenant place any Hazardous Materials in such designated receptacles.

9.7 Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, Landlord shall provide the services described in Exhibit 6 attached hereto and made a part hereof.

10.	MAINTENANCE AND REPAIRS

10.1 Maintenance and Repairs by Tenant. Tenant shall keep neat and clean and free of insects, rodents, vermin and other pests and in good repair, order and condition the Premises, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of the Tenant (whether located in the Premises or other portions of the Building), all fixtures, equipment and lighting therein, electrical equipment wiring, doors, non-structural walls, windows and floor coverings, reasonable wear and tear and damage by Casualty and Taking, and damage caused by Landlord, or Landlord’s agents, employees, or contractors excepted. Expressly subject to the Warranty Regarding Landlord’s Work, as set forth in Section 3.2(c), Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, life-safety, sanitary, heating and air conditioning, plumbing (other than water and sewer service), security or other systems and of all equipment and appliances located within and/or exclusively serving the Premises. Commencing as of Term Commencement Date and continuing thereafter throughout the Term of the Lease, Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for the heating and air conditioning equipment servicing the Premises (“Premises HVAC Equipment”). Such maintenance contract and contractor shall be subject to Landlord’s reasonable approval (Landlord hereby agreeing that, as of the Execution Date, Landlord has approved Environmental Services Incorporated to perform maintenance services for Tenant with respect to the Premises HVAC Equipment). Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports.

10.2 Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain, repair and replace, and keep in reasonable condition the Building foundation, the roof, Building structure, structural floor slabs and columns, and the common HVAC systems and equipment and other common Building systems, in good repair, order and condition. In addition, Landlord shall operate and maintain the Common Areas in reasonable condition, and shall cause all paved portions of the Common Areas to be reasonably free from ice and snow. When Landlord performs maintenance, repair and replacement work, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and occupancy of the Premises, but this shall not require that such work be performed after Business Hours, other than work that, by its nature, will disrupt normal business activities, which disruptive work will be performed after Business Hours (except in an emergency). Except in the event of emergency, Landlord will not enter the Premises under this Section 10.2 without giving Tenant reasonable advance notice. Landlord shall cause the Common Areas to comply with all the applicable federal, state and municipal laws, ordinances and regulations including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the regulations and standards promulgated thereunder throughout the Term and any extension thereof.

10.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4 Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

10.5. Service Interruptions.

(a) Abatement of Rent. In the event that: (i) there shall be an interruption, curtailment or suspension of any service or failure to perform any obligation required to be provided or performed by Landlord pursuant to Sections 9 and/or 10 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of the Premises, or any portion thereof (any such event, a “Service Interruption”), and (ii) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice (the “Service Interruption Notice”) from Tenant describing such Service Interruption (“Abatement Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by an act or omission of Tenant or Tenant’s agents, employees, contractors or invitees (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as a “Material Service Interruption”) then, Tenant, subject to the next following sentence, shall be entitled to an equitable abatement of Base Rent, Operating Costs and Taxes based on the nature and duration of the Material Service Interruption and the area of the Premises affected, for any and all days following the Material Service Interruption Cure Period that both (x) the Material Service Interruption is continuing and (y) Tenant does not use such affected areas of the Premises for a bona fide business purpose. The Abatement Service Interruption Cure Period shall be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by Landlord’s Force Majeure, provided however, that in no event shall the Abatement Service Interruption Cure Period with respect to any Service Interruption be longer than twelve (12) consecutive business days after Landlord receives the applicable Service Interruption Notice.

(b) Tenant’s Termination Right. In the event that: (i) a Service Interruption occurs, and (ii) such Service Interruption continues for a period of ninety (90) consecutive days after Landlord receives a Service Interruption Notice with respect to such Service Interruption (“Termination Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by an act or omission of Tenant or Tenant’s agents, employees, contractors or invitees, and (iv) for so long as Tenant ceases to use the affected portion of the Premises during such Service Interruption, then Tenant shall have the right to terminate this Lease by giving a written termination notice to Landlord after the expiration of the Termination Service Interruption Cure Period. If such Service Interruption is cured within ten (10) days (“Post-Termination Notice Cure Period”) after Landlord receives such termination notice, then Tenant shall have no right to terminate this Lease based upon such Service Interruption and Tenant’s termination notice shall be of no force or effect. The Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period shall each be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by Landlord’s Force Majeure, provided however, that in no event shall the aggregate extension of the Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period by reason of Landlord’s Force Majeure exceed sixty (60) days.

(c) The provisions of this Section 10.5 shall not apply in the event of a Service Interruption caused by Casualty or Taking (see Section 15 hereof).

(d) The provisions of this Section 10.5 set forth Tenant’s sole rights and remedies, both in law and in equity, in the event of any Service Interruption

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1 Landlord’s Consent Required. Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications (“Tenant’s Plans”) and a time schedule therefor. Such approval shall not be unreasonably withheld, conditioned or delayed, except that Landlord may withhold its consent on the basis of Landlord’s bona fide business judgment with respect to: (i) aesthetic matters relating to Alterations which are visible from the exterior of the Building, and (ii) Alterations affecting the exterior of the Building. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) business days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the alterations as Landlord may reasonably request. Landlord shall, within five (5) business days after Landlord receives a written request (“Tenant’s Plan Approval Request”) from Tenant requesting Landlord’s approval of Tenant’s Plans, whether Landlord approves or objects to Tenant’s Plans and shall specify in reasonable detail the manner, if any, in which Tenant’s Plans are unacceptable. Tenant’s Plan Approval Request shall include Tenant’s Plans. If Landlord fails to respond to Tenant’s Plan Approval Request in writing, as required above, within such five (5) business day period, then Landlord shall be deemed to have approved Tenant’s Plan Approval Request, but only if Tenant’s Plan Approval Request includes a statement, in 14 POINT BOLD TYPE, REFERRING TO THIS SECTION 11.1 AND ADVISING LANDLORD THAT, IF LANDLORD FAILS RESPOND TO TENANT’S PLAN APPROVAL REQUEST WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT OF TENANT’S PLAN APPROVAL REQUEST, THEN TENANT’S PLAN APPROVAL REQUEST SHALL BE DEEMED TO BE APPROVED. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. Tenant shall, on or before the expiration or prior termination of the Term of the Lease and at Tenant’s sole cost and expense: (i) remove all of its equipment in the so-called GMP Suite space located in a portion of the Phase I Premises (as shown on Exhibit 1A), (ii) remove all equipment located in the dedicated mechanical rooms within the Premises and repair any damage to the Premises caused by the installation, repair or removal of such equipment, and (iii) any exterior modifications to the Building made at the request of Tenant and approved by Landlord, which approval Landlord shall have the right to withhold in its sole discretion) and restore the exterior of the Building to the condition which it would have been but for such modifications (Tenant expressly agreeing, however, that Landlord shall have the right, at Landlord’s sole election, to perform such restoration of exterior modifications at Tenant’s sole cost and expense. Notwithstanding anything to the contrary in this Lease (including, without limitation, the immediately preceding sentence and Section 21 of the Lease), Tenant shall not be required to remove any of the following (collectively “Alterations which Will Remain”): (i) Landlord’s Work, or (ii) Alterations including performed in preparing the Phase II Premises for Tenant’s occupancy to the extent that they are similar to Landlord’s Work. In addition, Tenant expressly acknowledges and agrees that Tenant shall have no right to remove any chemical fume hoods, lab casework, compressors, vacuum systems, and purified water systems from the Premises and that such equipment shall remain in the Premises after the expiration or prior termination of the term of the Lease. If Tenant shall make any Alterations other than Alterations which Will Remain, then Landlord may elect by written notice to Tenant given at the time of such approval to require Tenant, at or before the expiration or sooner termination of the Term of this Lease, to restore the Premises to substantially the same condition as existed immediately prior to the Alterations. Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof.

Notwithstanding the terms of this Section, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(i) the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows); and

(ii) the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building.

11.2 After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations (the “After-Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after written demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s reasonable discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel.

11.3 Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s written request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4 Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors providing services in excess of $25,000 for such Alteration, and (ii) with respect to any Alterations made by Tenant, the cost of which exceed $250,000, Tenant has procured appropriate surety payment and performance bonds (“Bonds”) which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5 General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations, all insurance requirements of this Lease, Legal Requirements, and the Building Standards set forth in Exhibit 3-5 of this Lease; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations, except to the extent the same results from the negligence or willful misconduct of Landlord or Landlord’s managing agent.

12.	SIGNAGE

12.1 Restrictions. Tenant shall have the right, at Tenant’s expense, to install Building standard signage identifying Tenant’s business at the entrance to the Premises. In addition, Tenant’s name shall be listed in the Building directory, if any. The cost of the initial installation of all such signage shall be at Landlord’s cost, and any changes shall be at Tenant’s cost. Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs may be put on or in any window or elsewhere if visible from the exterior of the Building.

12.2 Monument Signage. So long as (w) there is no Event of Default of Tenant, (x) Tenant has not assigned the Lease to an entity other than an Affiliated Entity or a Successor, (y)

Tenant is leasing at least 15,000 rentable square feet in the Building, and (z) the Lease is in full force and effect (the “Monument Signage Conditions”), then, subject to the provisions of this Section 12.2, Landlord shall, at Tenant’s cost and expense (subject to Tenant’s right to apply Landlord’s Initial Contribution towards such cost and expense), to install a Tenant identification sign (“Tenant’s Monument Sign”) on the monument to be constructed by Landlord on the Property. Such monument shall be in the location shown on Exhibit 2A, and shall be a common monument (i.e. other tenant(s) in the Building may have identification signage installed on such monument). Tenant’s Monument Sign shall be subject to Landlord’s prior written approval of a plan and specifications for Tenant’s Monument Sign. Landlord agrees that it will not unreasonably withhold, delay or condition such approval, provided that Tenant’s Monument Sign confirms to Landlord’s signage standards for such monument. The right to the Tenant’s Monument Signage granted pursuant to this Section 12.2 is personal to Tenant, and may not be exercised by any occupant, subtenant, or other assignee of Tenant, other than an Affiliated Entity or Successor (the parties hereby agreeing that Tenant shall be responsible for the cost of any change in Tenant’s Monument Signage).

13.	ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1 Landlord’s Consent Required. Tenant shall not mortgage or encumber this Lease in whole or in part whether at one time or at intervals, by operation of law or otherwise. Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

13.2 Landlord’s Recapture Right. Subject to Section 13.6 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the “Recapture Offer”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have the right, to accept such Recapture Offer, by giving written notice (“Recapture Notice”) to Tenant not later than the date thirty (30) days after Landlord receives such Recapture Offer. If Landlord timely gives a Recapture Notice, then the Term of the Lease with respect to the Recapture Premises shall terminate as of the Recapture Termination Date as if the Recapture Termination Date were the Expiration Date of the Term of the Lease, or the Term of the Lease with respect to the Recapture Premises shall be suspended for the Recapture Term, as the case may be. Notwithstanding anything herein to the contrary, Tenant shall have the right, by written notice (“Rescission Notice”) to Landlord on or before the date ten (10) days after Landlord gives a Recapture Notice to Tenant accepting such Recapture Offer, to rescind such Recapture Offer, provided however, that if Tenant so rescinds a Recapture Offer, then Tenant shall have no right to give Landlord a subsequent Recapture Offer (i.e., and no right to enter into any sublease or assignment other than pursuant to Section 13.7 below) during the six (6) month period immediately following the date that Tenant such Rescission Notice to Landlord.

13.3 Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (b) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to space in the Building (Landlord hereby agreeing that Landlord shall, within ten (10) days of Landlord’s receipt of a written request therefore from Tenant, advise Tenant of any such restrictive use provisions then in effect); and (c) with respect to any proposed assignment of the Lease only (as distinguished from any other Transfer, including without limitation a sublease), has a tangible net worth and other financial indicators sufficient to meet the assignee’s obligations under the Lease, taking into account the fact that Tenant remains fully liable for Tenant’s obligations under the Lease. If Landlord consents to a Transfer pursuant to the provisions of this Section 13, then the Landlord, Tenant and the subtenant or assignee in question, as the case may be, shall enter into a Consent in the form attached as Exhibit 7-1 or Exhibit 7-2, as applicable.

13.4 Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5 Profits In Connection with Transfers. Tenant shall, within ten (10) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, after deducting reasonable actual out-of-pocket expenses incurred by Tenant in connection with such Transfer, including, without limitation, legal, brokerage, design, construction, and incentives paid for by Tenant in connection with such Transfer, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

13.6 Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease beyond the applicable cure period. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building; or (c) any entity with whom Landlord shall have engaged in material negotiations for space in the Property in the three (3) months immediately preceding such proposed Transfer, as evidenced by Landlord’s written correspondence with such entity.

13.7 Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord a mutually acceptable assignment and assumption agreement, whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers, and a Consent in the form attached hereto as Exhibit 7-1. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant, so long as such entity remains in such relationship with Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth equal to or greater than the net worth of Tenant on the day prior to such transaction.

14.	INSURANCE; INDEMNIFICATION; EXCULPATION

14.1 Tenant’s Insurance.

(a) Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate annually, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b) Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations, other than the initial Tenant Improvement Work to be performed by Landlord (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including, all of Tenant’s animals (collectively, “Tenant’s Property”). The insurance required to be maintained by Tenant pursuant to this Section 14.1(b) (referred to herein as “Tenant Property Insurance”) shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c) Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d) During periods when Tenant’s Work and/or any Alterations are being performed, Tenant shall maintain, or cause to be maintained, so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property / builders risk coverage or its equivalent.

(e) Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(f) Tenant shall cause all contractors and subcontractors to maintain during the performance of any Alterations the insurance described in Exhibit 8 attached hereto.

(g) The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. Tenant’s Insurance Policies may include deductibles in an amount no greater than the greater of $25,000 or commercially reasonable amounts. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2 Tenant Indemnification. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(a) Tenant’s breach of any covenant or obligation under this Lease;

(b) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(c) Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and

(d) On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.

14.2A Landlord Indemnification. Subject to the limitations of Landlord’s liability set forth in this Lease, Landlord agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant, its agents and employees from and against any and all claims, liabilities, or penalties asserted by or on behalf of any person, firm, corporation, or public authority for damage to property or injuries to persons sustained or occurring in or about the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

14.3 Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the gross negligence or willful misconduct of any of the Landlord Parties.

14.4 Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons, animals or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the gross negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has actual knowledge of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute gross negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5 Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any Property Insurance (as defined in Section 14.7) policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any Property Insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its Property Insurance policies necessary to implement the foregoing provisions.

14.6 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Landlord agrees that the use of the Premises for the Contemplated Use will not, per se, violate the provisions of the immediately preceding sentence. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor. In addition, Tenant shall reimburse Landlord for any increase in insurance premium arising as a result of Tenant’s use and/or storage of any Hazardous Materials in the Premises.

14.7 Landlord’s Insurance. Landlord shall carry at all times during the Term of this Lease: (i) commercial general liability insurance with respect to the Building, the Land and the Common Areas thereof in an amount not less than Five Million Dollars ($5,000,000) combined single limit per occurrence, (ii) with respect to the Building, excluding Tenant-Insured Improvements, insurance against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time normally insured against by owners of similar first-class multi-tenant buildings in the Town of Lexington or which are required by Landlord’s mortgagee, in an amount equal to one hundred percent (100%) of the full replacement cost thereof above foundation walls (“Landlord Property Insurance”), and (iii) rent interruption insurance covering at least eighteen (18) months. Any and all such insurance: (x) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, and (y) may be written with commercially reasonable deductibles as determined by Landlord. The costs incurred by Landlord related to such insurance shall be included in Operating Expenses. Tenant Property Insurance and Landlord Property Insurance are referred to collectively herein as “Property Insurance”.

15.	CASUALTY; TAKING

15.1 Damage. If the Premises are damaged in whole or part because of fire or other casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Tenant Improvement Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less than 50% of the Building. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of any Alterations performed by Tenant after the initial Tenant Improvement Work to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee in satisfaction of debt) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.

15.2 Termination Rights.

(a) Landlord’s Termination Rights. In the event of a Casualty affecting the Building, Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i) if the estimated time to complete restoration exceeds one (1) year from the date on which Landlord receives all required permits for such restoration; or

(ii) the cost of repairing the damage caused by such Casualty is not covered by casualty insurance required to be carried by Landlord pursuant to this Lease, and such cost exceeds five (5%) percent of the then replacement cost of the Building.

(b) Tenant’s Termination Right. If neither party elects to terminate the Lease pursuant to its rights under any other section of the Lease, and Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises following a Casualty as set forth herein. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Section 15 if the Casualty was caused by the intentional misconduct of any Tenant Party.

(c) Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises occurring during the last twelve (12) months of the Term, then: (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises is estimated to cost more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other. In addition, if Landlord’s Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration obligations, then Landlord shall (i) notify Tenant thereof, and (ii) have the right to terminate this Lease. If Landlord does not terminate this Lease pursuant to the previous sentence and such notice by Landlord does not include an agreement by Landlord to pay for the difference between the cost of such restoration and such released insurance proceeds, then Tenant may terminate this Lease by written notice to Landlord on or before the date that is thirty (30) days after such notice. Notwithstanding anything to the contrary contained in this Section 15, in no event may Tenant elect to terminate this Lease hereunder if the Casualty that would otherwise give rise to such right results from the willful misconduct of Tenant, its agents, contractors, or employees.

(d) Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

15.3 Rent Abatement. In the event of a Casualty affecting the Premises, there shall be an equitable adjustment of Base Rent, Operating Costs and Taxes based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired by reason of such

Casualty during the following time period: (i) from and after the date of a Casualty, and continuing until the following portions of the repair and restoration work to be performed by Landlord, as set forth above, are substantially completed: (i) any repair and restoration work to be performed by Landlord within the Premises, and (ii) repair and restoration work with respect to the common areas of the Building and the Property to the extent that damage to the common areas of the Property caused by such Casualty affect Tenant’s use of, or access to, the Premises.

15.4 Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including, without limitation, the payment of Rent, shall continue. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.5 Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16.	ESTOPPEL CERTIFICATE.

Each party (“Responding Party”) shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from the other party (“Requesting Party”), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Rent has been paid, (iii) stating, to the Responding Party’s knowledge, whether or not the Requesting Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and (iv) to the best of the knowledge of the Responding Party (without the requirement to perform any investigations requiring the assistance of third parties), such other facts relating to the Lease as Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, any prospective assignee of any mortgage thereof, or any prospective transferee of Tenant’s interest in the Lease or the Premises, or any portion thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

17.	HAZARDOUS MATERIALS

17.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 8-1 attached hereto (“Tenant’s Hazardous Materials”), provided that the same shall at all times be brought upon, kept or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard materials) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor as Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

17.2 Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the Town of Lexington and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4 Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property. In addition to the foregoing, if Landlord reasonably believes that any Hazardous Materials have been released on the Premises in violation of this Lease or any Legal Requirement, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of any of the Tenant Parties. Tenant shall pay all reasonable costs of such tests to the extent that such tests reveal that Hazardous Materials exist at the Premises in violation of this Lease or any Legal Requirements as a result of the acts or omissions of any of the Tenant Parties. Further, Landlord shall have the right to cause a third party consultant retained by Landlord, at Landlord’s expense (provided, however, that such costs shall be included in Operating Costs), to review, but not more than once in any calendar year, Tenant’s lab operations, procedures and permits to ascertain whether or not Tenant is complying with law and adhering to best industry practices. Tenant agrees to cooperate in good faith with any such review and to provide to such consultant any information requested by such consultant and reasonably required in order for such consultant to perform such review, but nothing contained herein shall require Tenant to provide proprietary or confidential information to such consultant.

17.5 Indemnity; Remediation.

(a) Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, to the extent that such contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building based upon the circumstances identified in the first sentence of this Section 17.5. The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, to the extent that the presence of any Hazardous Material in the Building or otherwise in the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. The provisions of this Section 17.5 shall survive the expiration or earlier termination of the Lease.

(b) Without limiting the obligations set forth in Section 17.5(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable Reportable Quantity, any applicable Reportable Concentration and any other applicable standard set forth in any Environmental Law; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”).

(c) In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i) until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent on account of Operating Costs and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii) Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, laboratory, and vivarium uses.

(d) The provisions of this Section 17.5 shall survive the expiration or earlier termination of this Lease.

17.6 Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.

17.7 Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

17.8 Landlord Obligations with respect to Hazardous Materials.

(a) Landlord Representations, Covenants and Indemnity. Landlord hereby represents and warrants to Tenant that, to the Best of Landlord’s Knowledge (as that term is defined in Section 25.17 below) as of the Execution Date, that except to the extent (if any) as may be disclosed in the environmental assessment report listed on Exhibit 8-2 (the “Disclosed Materials”), there are no Hazardous Materials in the Premises (any Hazardous Materials which exist in the Premises as of the Execution Date in breach of the foregoing representation are hereinafter referred to as “Landlord Representation HM”). Notwithstanding anything to the contrary in this Section 17 contained, in no event shall Tenant have any obligations to Landlord with respect to Disclosed Materials, except to the extent that Tenant or any Tenant Party exacerbates any the adverse effect of any Disclosed Materials on the Building or the Property. Landlord covenants that neither Landlord, nor Landlord’s agents, employees, or contractors shall bring any Hazardous Materials in or on the Premises or the Property in violation of applicable Environmental Laws (any Hazardous Materials which are introduced to the Premises by Landlord, or Landlord’s agents, employees or contractors in breach of the foregoing covenant are referred to herein as “Landlord Breach HM”. Landlord hereby indemnifies and shall defend and hold Tenant, its officers, directors, employees, and agents harmless from any Claims arising as result of any breach by Landlord of its representations, warranties, or covenants under this Section 17.8(a). The indemnification and hold harmless obligations of Landlord under this Section 17.8 shall survive the expiration or any earlier termination of this Lease.

(b) Rent Abatement. In the event that: (i) there it is determined that Landlord Representation HM exist in the Premises or Landlord Breach HM are introduced in or on the Property, and (ii) the existence or remediation of such Landlord Representation HM or Landlord Breach HM materially interferes with Tenant’s use and enjoyment of the Premises, or any portion thereof (any such event, a “Landlord HM Event”), and (iii) such Landlord HM Event shall continue for the applicable Landlord HM Cure Period, as hereinafter defined (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as an “Landlord HM Interruption”) then Tenant shall be entitled to an equitable abatement of Base Rent, Operating Costs and Taxes based on the nature and duration of the Landlord HM Interruption and the area of the Premises affected, for any and all days (“Landlord HM Abatement Period”) following the applicable Landlord HM Cure Period that both (x) the Landlord HM Interruption is continuing and (y) Tenant does not use such affected areas of the Premises for a bona fide business purpose. The “Landlord HM Cure Period” shall be defined as follows: (1) with respect to Landlord Representation HM, there shall be no Landlord HM Cure Period and the Landlord HM Abatement Period shall commence immediately upon receipt by Landlord of written notice from Tenant describing such Landlord Representation HM and its effect on Tenant’s use of the Premises, and (2) with respect to Landlord Breach HM, the Landlord HM Cure Period shall be five (5) consecutive business days following receipt by Landlord of written notice (the “Landlord HM Notice”) from Tenant describing such Landlord Breach HM and its effect on Tenant’s use of the Premises; provided however that the Landlord HM Cure Period with respect to any Landlord Breach HM shall be extended by reason of any delays in Landlord’s ability to remediate such Landlord HM Event because of Landlord’s Force Majeure, provided however, that in no event shall the Landlord HM Cure Period with respect to any Landlord Breach HM be longer than ten (10) consecutive business days after Landlord receives the applicable Landlord HM Notice.

(c) Landlord Remediation. If Hazardous Materials are discovered in, on or under the Property which are not in compliance with applicable Environmental Laws, and which are not the responsibility of Tenant pursuant to this Article 17, then Landlord shall remove or remediate the same, when, if, and in the manner required by applicable Environmental Laws.

18.	RULES AND REGULATIONS.

18.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit 9, and reasonable rules and regulations as may be promulgated, from time to time, with respect to the Building, the Property and construction within the Property, provided that a copy of such any changes the Rules and Regulations is given to Tenant in advance (collectively, the “Rules and Regulations”). Landlord hereby agrees that: (i) any future Rules and Regulations shall not discriminate among similarly situated tenants, and (ii) in enforcing any Rules and Regulations, Landlord will not discriminate among similarly situated tenants. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

18.2 Energy Conservation. Landlord may institute upon written notice to Tenant such reasonable, non-discriminatory (as among similarly situated tenants) policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), if such Conservation

Program is either: (i) then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, or (ii) required by Legal Requirements. Upon receipt of such notice, Tenant shall comply with the Conservation Program.

18.3 Recycling. Upon written notice, Landlord may establish reasonable, non-discriminatory (as among similarly situated tenants) policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19.	LAWS AND PERMITS.

19.1 Legal Requirements.

(a) Tenant Obligations. Tenant shall not either: (i) cause, or (ii) permit any Tenant Party to use the Premises, or cause the Property or the Building to be used in any way that (1) violates any Legal Requirement, (2) violates any governmental permit, approval, variance, covenant or restrictions of record affecting the Property as of the Execution Date, (3) violates any provisions of this Lease, (4) interferes, in any material way, with the rights of tenants of the Building, or (5) constitutes a material nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals needed for the operation of Tenant’s business, as soon as reasonably possible, and in any event shall not undertake any operations unless all applicable permits and approvals are in place and shall, promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions required by any authority having jurisdiction to authorize, franchise or regulate Tenant’s use of the Premises. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste or animals or laboratory specimens. Notwithstanding the foregoing, Landlord shall cooperate with Tenant in such manner as Tenant may reasonably request in procuring any permits and approvals necessary to enable Tenant to conduct its activities in the Premises consistent with the Contemplated Use, provided however, that Landlord shall not be required to incur any cost or liability in providing such cooperation. Within ten (10) business days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord or unless Landlord reasonably suspects that Tenant has violated the provisions of this Section 19.1, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received in writing from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses to the extent arising in connection with such condition and/or violation, (iii) Tenant shall promptly cure any violation in the event that its appeal of such violation is finally overruled or rejected (without further opportunity to appeal), and (iv) Tenant’s decision to delay such cure shall not, in Landlord’s good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses.

(b) Landlord Obligations. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the repair, maintenance and operation of: (i) the structural elements of the Building and common Building systems, (ii) the Common Areas, and (iii) any other portions of the Property that the Landlord is obligated to repair, and the costs so incurred by Landlord may be included in Operating Costs, subject to, and in accordance with, the provisions of Section 5.2.

20.	DEFAULT

20.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a) If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant, provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b) If Tenant shall abandon the Premises (provided, however, that if Tenant merely vacates the Premises or a portion thereof, but continues to perform all of its obligations under this Lease, the same shall not, in and of itself, constitute abandonment);

(c) If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein;

(d) If Tenant shall fail to maintain any insurance required hereunder;

(e) If Tenant causes or suffers any release of Hazardous Materials in or near the Property;

(f) If Tenant shall make a Transfer in violation of the provisions of Section 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;

(g) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion;

(h) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(i) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder, and shall not be dismissed or vacated within sixty (60) days thereafter;

(j) any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within sixty (60) days of such entry, recording or filing, as the case may be;

(k) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter;

(l) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within sixty (60) days; or

(m) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or

(n) the failure of Tenant to deliver to Landlord either a Cash Security Deposit or a Letter of Credit, as required by Section 7.1 of the Lease, within fifteen (15) business days following the Execution Date of this Lease.

Wherever “Tenant” is used in subsections (h), (i), (j), (l), or (m) of this Section 20.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant’s obligations under this Lease.

20.2 Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may thereafter, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3 Damages - Termination.

(a) Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i) the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b) In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Taxes, on the assumption that all such amounts and considerations would have increased at the rate of five percent (5%) per annum for the balance of the full term hereby granted.

(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e) Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building.

20.4 Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, if Tenant fails to cure such default after receiving thirty (30) days advance written notice from Landlord, or such longer period as Tenant may require to cure such default, provided that Tenant commences to cure such default within such thirty (30) day period and thereafter diligently prosecutes such cure to completion (except that Landlord may exercise its rights under this Section 20.4 without prior notice to Tenant in an emergency), perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable out of pocket attorneys’ fees, incurred: (i) in enforcing any obligation of Tenant under this Lease, or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5 Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7 No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8 Restrictions on Tenant’s Rights. During the continuation of any material monetary Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 2.3 and 2.4 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation, provided however, that the provisions of this sentence shall not affect or delay Tenant’s rights and remedies under Section 10.7 of this Lease. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, unless same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above. In addition, except as set forth in Section 10.7(d), Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1 Surrender

(a) Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein and all other furniture, fixtures, and equipment other than Equipment which Will Remain, as hereinafter defined) broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty; (ii) remove all of Tenant’s Property (including, without limitation, Tenant’s GMP manufacturing equipment), all autoclaves and cage washers and, to the extent specified by Landlord at the time of granting of its consent, Alterations made by Tenant (other than Alterations which Will Remain, as defined in Section 11.1); (iii) remove all of Tenant’s Parking Area Equipment from the Parking Area and the Campus unless Landlord, on or before the date ninety (90) days prior to the expiration of the Term of the Lease, gives Tenant written notice requiring Tenant to leave Tenant’s Parking Area Equipment on the Parking Area Premises, and (iv) repair any damages to the Premises, the Building, or the Parking Area (which, in the case of the Parking Area, shall require Tenant to restore the paving of the Parking Area Premises) caused by the installation or removal of Tenant’s Property and/or such Alterations (other than Alterations which Will Remain, as defined in Section 11.1). “Equipment which Will Remain” are identified on Exhibit 3-4, as well as equipment which is similar to the equipment identified on Exhibit 3-4 as Equipment which Will Remain. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b) Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), except with respect to any Disclosed Materials, Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation

Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Plan. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term.

(c) No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d) Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

21.2 Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within the applicable Abandonment Notice Period, as hereinafter defined, after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. The “Abandonment Notice Period” shall be five (5) business days, in the event of the expiration of the Term of the Lease, and shall be ten (10) business days in the event of the earlier termination of the Term of the Lease. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, to any arrears of Rent, and to any other amounts due from Tenant to Landlord, with any remainder to be promptly returned to Tenant.

21.3 Holdover. If any of the Tenant Parties holds over (which term shall include, without limitation, the failure of Tenant or any Tenant Party to perform all of its obligations under Section 21.1 above) after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at the Hold-Over Percentage, as hereinafter defined, of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) if such hold over continues for a period of more than thirty (30) days, Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. The “Hold Over Percentage” shall be 150%.

21.4 Warranties. Tenant hereby assigns to Landlord, to the extent assignable, any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed and to remain in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

22.	MORTGAGEE RIGHTS

22.1 Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to the lien of (but not the terms of) any future ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage.

Notwithstanding the foregoing, it shall be a condition to Tenant’s obligation to subordinate this Lease to any future Mortgage, that Landlord obtains a subordination, non-disturbance and attornment agreement (“SNDA”) from the holder of such Mortgage (or ground lessor, as the case may be) in the standard form used by such Mortgagee (or ground lessor, as the case may be), with such commercially reasonable changes as may be requested by Tenant and as may be agreed to by Tenant and Mortgagee; provided however, that, in any event, such SNDA shall contain the following provisions: (i) there shall be no modification or delay of Tenant’s rights in the event of a delay in the Term Commencement Date, as set forth in Section 3.3 of the Lease, and (ii) while Tenant shall be required to give the Mortgagee written notice of any alleged default of the Landlord at the same time that Tenant gives such notice to Landlord, and the Mortgagee shall have the right to cure any such default within the same time period that Landlord has to cure such default, except that, with respect to defaults of the Landlord which would permit Tenant to terminate this Lease (“Landlord Termination Defaults”), Mortgagee shall have such additional period of time (which shall not exceed ninety (90) days after the last day that Landlord has to cure such Landlord Termination Default) as Mortgagee reasonably requires to cure such Landlord Termination Default.

22.2 Notices. Tenant shall give each Mortgagee of which the Tenant is given written notice with the same notices given to Landlord concurrently with the notice to Landlord. Each such Mortgagee shall have the concurrent grace period afforded to Landlord to cure a Landlord default (except that, with respect to any default which is the basis for Tenant to terminate the Lease, each Mortgagee shall have a commercially reasonable additional period of time to cure such default, as set forth in the Mortgagee’s SNDA with Tenant), and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3 Mortgagee Consent. Tenant acknowledges that, other than any consent or approval provided under Sections 3 or 11 hereof, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

22.4 Landlord Subordination of Lien Rights. If Tenant desires to grant a security interest in defined personal property, trade fixtures and/or business equipment of Tenant (collectively “Collateral”) to a secured party, or to lease any Collateral from a lessor (any such secured party or lessor being referred to herein as “Secured Party”), then Landlord shall, upon written request of Tenant, execute such commercially reasonable subordination of Landlord’s lien rights to the rights of such Secured Party, provided however, that such Secured Party acknowledges and agrees that: (i) no auction sale shall be held in the Premises, the Building or the Property, (ii) Secured Party may only enter the Premises during the Term of the Lease, (iii) Secured Party shall give Landlord at least five (5) business days prior to exercising any right to enter the Premises, (iv) Secured Party shall, prior to making any such entry, deliver to Landlord reasonable evidence that it has obtained commercial general liability insurance, naming Landlord and Landlord’s managing agent as an additional insured party, with a single limit of not less than $2,000,000.00, (v) Secured Party shall indemnify, defend and hold Landlord and Landlord’s managing agent harmless from and against any losses, costs or damage arising from any entry by Secured Party, or its agents, employees, contractors or other invitees, and (vi) Secured Party shall repair any damage to the Premises or the Building caused by the installation or removal of the Collateral.

23.	QUIET ENJOYMENT.

Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to: (i) the covenants, agreements, terms, provisions and conditions of this Lease, (ii) any matters of record as of the Execution Date other than Mortgages, and (iii) any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24.	NOTICES.

Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:	King 115 Hartwell LLC
c/o King Street Properties
200 CambridgePark Drive
Cambridge, MA 02140
Attention: Stephen D. Lynch
Email: slynch@ks-prop.com

With a copy to:	Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110
Attention: King Street

With a copy to:	Citizens Bank, National Association
25 Mall Road, Suite 203
Burlington, Massachusetts 01803
Attention: Sean Randall, Senior Vice President
E-mail: Sean.T.Randall@citizensbank.com

If to Tenant:	733 Concord Avenue
Cambridge, MA
Attn: Paul B. Bolno and Kyle Moran
Email address: kmoran@wavelifesci.com

With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn: Geoffrey H. Smith, Esq.

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25.	MISCELLANEOUS

25.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3 Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Jones Lang LaSalle and NAI Hunneman (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4 Entire Agreement. This Lease, Lease Summary Sheet and all Exhibits attached hereto contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

25.6 Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party.

25.7 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, reasonable legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer; provided however, that: (i) the maximum amount payable by Tenant on account of fees incurred by

Landlord with respect to any request by Tenant for Landlord’s consent to a proposed Transfer shall be $1,500, except: (w) where the Transfer is a sub-sublease of any tier, and (x) where, at Tenant’s request, the parties enter into a mutually acceptable amendment to the Lease in connection with such proposed Transfer, and (ii) Tenant shall not be required to pay for the cost of Landlord’s review and approval of Tenant’s plans and specifications in connection with proposed Alterations, except in those instances where Landlord, in its reasonable business judgment, is required to engage a third-party engineer (e.g., structural or MEP) to review such plans and specifications. Such costs shall be deemed to be additional rent under this Lease.

25.8 Survival. Without limiting any other obligation of either party which may survive the expiration or prior termination of the Term, all obligations on the part of either party to indemnify, defend, or hold the other party harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.

25.9 Limitation of Liability.

(a) Limitations on Landlord’s Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or of any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential, indirect or incidental damages or for lost income or lost profits whatsoever in connection with this Lease.

(b) Limitations on Tenant’s Liability. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Tenant (“Tenant Limited Parties”) ever be personally liable for any obligation under this Lease, nor shall Tenant or any of the other Tenant Limited Parties be liable for consequential, indirect or incidental damages or for lost income or lost profits whatsoever in connection with this Lease, provided however, that nothing in this Section 25.9(b) shall affect or limit any liability or obligation which Tenant has to Landlord pursuant to either Section 21.1 (Hazardous Materials) or 21.3 (Hold Over).

25.10 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11 Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Property, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12 No Grant of Interest. Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole or in part by Landlord’s Initial Contribution or by Landlord.

25.13 Financial Information. Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) certified by an officer of Tenant as being true and correct in all material respects (collectively “Tenant’s Financial Information”). Landlord shall not have the right to request that Tenant deliver Tenant’s Financial Information to Landlord more than one time in any consecutive twelve (12) month period, except that: (i) during any period of that an uncured Event of Default by Tenant exists, Tenant shall provide Tenant’s Financial Information to Landlord upon written request, and (ii) if Landlord requests that Tenant provide Tenant’s Financial Information, Landlord shall have the right, in a connection with any proposed sale or refinancing of the Property, to require Tenant to provide updated Tenant’s Financial Information to Landlord during twelve (12) month period following such request. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof. Notwithstanding the foregoing, the provisions of this Section 25.13 shall have no force or effect so long as Tenant is a publicly traded company. Landlord shall not disclose Tenant’s Financial Information to any third party other than: (i) to Landlord’s lenders, investors, purchasers, prospective lenders, prospective investors, and prospective purchasers, who, in all cases, are advised of the obligation to keep Tenant’s Financial Information Confidential in accordance with this Section 25.13, (ii) to Landlord’s partners, members, agents, consultants, advisors, attorneys and accountants, who, in all cases, are advised of the obligation to keep Tenant’s Financial Information Confidential in accordance with this Section 25.13, (iii) as required by Legal Requirements, order of governmental agency, court order, and (iv) in connection with any litigation between the parties.

25.14 OFAC Certificate. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers.

(a) Tenant Obligations. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that Tenant is not in violation of the Executive Order, and that Tenant is not listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting, other than an assignment to an Affiliated Entity or Successor, shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord.

(b) Landlord Obligations. Landlord hereby represents and warrants to Tenant (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that Landlord is not in violation of the Executive Order, and that Landlord is not listed on the OFAC list of “Specially Designated Nationals and Blocked Persons” as modified from time to time. Landlord shall from time to time, within ten days after request by Tenant, deliver to Tenant any certification or other evidence requested from time to time by Tenant in its reasonable discretion, confirming Landlord’s compliance with these provisions.

25.15 Confidential Information. Either Landlord or Tenant, or their respective representatives, may disclose (“Disclosing Party”) to the other party or its representatives (“Receiving Party”), orally or in writing, or Landlord or Tenant (or their respective representatives) may otherwise obtain, through observation or otherwise, Confidential Information of Disclosing Party. The Receiving Party must, and must cause its representatives to: (i) protect all such Confidential Information from disclosure except as expressly permitted hereunder; (ii) only disclose such Confidential Information to those employees, independent contractors, agents, advisors, directors and officers of the Receiving Party to the extent necessary or required for performance of obligations hereunder, and Landlord shall have the right to disclose such Confidential Information to its actual and prospective lenders, investors and purchasers, and Tenant shall have the right to disclose such Confidential Information to any prospective party to a Transfer, provided that, prior to any such disclosure, the Receiving Party has secured written commitments from the aforementioned persons or entities evidencing their agreement to comply with the confidentiality requirements of this Lease.

Confidential Information shall mean any and all information and materials disclosed by or on behalf of the Disclosing Party, any affiliate of the Disclosing Party or any of their respective representatives to the Disclosing Party or any of the Disclosing Party’s representatives to the extent that the same is marked or otherwise identified as confidential or proprietary information, or otherwise contained on WAVE Life Sciences letterhead. Additionally, Confidential Information shall include this Lease, and all documents and/or correspondence issued and/or delivered in connection with this Lease. Without limiting the foregoing (1) each party’s trade secrets, existing and future products or service offerings, designs, business plans, business opportunities, finances, research, development, know-how, and other business, operational or technical information shall be deemed the Confidential Information of that party to the extent that such information satisfies the conditions the immediately preceding sentence. As between Landlord and Tenant, except as provided otherwise in this Lease, each party’s respective Confidential Information will remain such party’s sole and exclusive property. To the extent third parties disclose to Landlord or Tenant the Confidential Information of the other party or its affiliates, the obligations set forth in this Section shall apply to the same extent as if the other party had disclosed such information directly to the Receiving Party.

The obligations set forth in this Section shall not apply to any portion of Confidential Information which is or later becomes generally available to the public by use, publication or the like, through no act or omission of the Receiving Party. In the event a Receiving Party becomes legally compelled to disclose any Confidential Information of the other party, it shall promptly provide the Disclosing Party with notice thereof prior to any disclosure, shall use its best efforts to minimize the disclosure of any Confidential Information, and shall cooperate with the Disclosing Party, in such manner as the Disclosing Party shall reasonably request, provided that the Receiving Party shall, in making such efforts and cooperating with the Disclosing Party, be entitled to reimbursement from the Disclosing Party within ten (10) days following its written demand, for any out-of-pocket costs incurred by the Receiving Party in connection with such efforts and cooperation. The Receiving Party shall be permitted to disclose Confidential Information when legally compelled to do so, or in connection with any litigation or alternative dispute resolution proceedings between Landlord and Tenant, unless the Disclosing Party has obtained a protective order or other appropriate remedy prohibiting such disclosure prior to the time that the Receiving Party is compelled, or permitted to do so (i.e., in connection with litigation or alternative dispute resolution, as aforesaid). The obligations under this Section shall survive the expiration of the Term or any earlier termination of this Agreement.

25.16 Notice of Lease. Neither party shall record this Lease, but each of the parties hereto agrees, at Tenant’s option, to join in the execution, in recordable form and substantially similar to the form attached hereto as Exhibit 10, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date with respect to the Term, the length of the Extension Term and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate.

25.17 Publicity. Except for the purposes of performance hereunder, without Tenant’s prior written consent, which may be withheld at Tenant’s sole discretion, Landlord and its representatives shall not use (including without limitation use in any publicity, advertising, media release, public announcement or other public disclosure) (i) any name, acronym, symbol or other designation by which Tenant or its affiliates or any of their respective human therapeutics, products or other materials is known or (ii) the names of any agent or employee of Tenant or its affiliates (each a “Prohibited Use”). Landlord shall notify Tenant in each event of a Prohibited Use promptly after Landlord becomes aware of the same, and, at Landlord’s sole cost and expense, without limiting Tenant’s rights and remedies hereunder, Landlord shall, and shall cause its Representatives, to immediately cease and desist each such Prohibited Use and take such other actions as reasonably requested by Tenant.

25.18 Tenant’s Expansion Option.

(a) So long as this Lease is still in full force and effect, and subject to the Expansion Conditions (as hereinafter defined) which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, then Tenant shall have the option (the “Expansion Option”) of expanding into the 33,650 rentable square feet of space comprising the entire third (3rd) floor of the Building (the “Expansion Premises”). Tenant may exercise its Expansion Option to lease the Expansion Premises by giving written notice (“Exercise Notice”) to Landlord on or before December 31, 2016 (the “Exercise Date”). If Tenant fails timely to give such notice, Tenant shall have no further right to lease the Expansion Premises, time being of the essence of this Section 25.18.

(b) Expansion Date/Expansion Premises Work. If Tenant timely and properly elects to lease the Expansion Premises, (i) Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, the Expansion Premises, for a term (the “Expansion Term”) that shall commence on the date (the “Expansion Date”, which shall be the Term Commencement Date with respect to the Expansion Premises) that Tenant give the Election Notice to Landlord and that shall run coterminous with the remainder of the Term of this Lease; (ii) the “Expansion Premises Rent Commencement Date” shall be the date that is six (6) months after the Expansion Date (i.e. Tenant’s obligation to pay Base Rent with respect to the Expansion Premises shall commence as of the Expansion Premises Rent Commencement Date), (iii) the Expansion Premises shall be leased by Tenant on all of the terms and conditions set forth in this Lease except to the extent inconsistent with the provisions of this Section 25.18; (iv) the Base Rent payable for the Expansion Premises shall be as set forth in subsection (c) below, and (v) Tenant shall receive a tenant improvement allowance for the Expansion Premises of up to $4,206,250.00 (i.e., $125.00 per rentable square foot of such Expansion Premises) (the “Expansion Premises Allowance”) for the purpose of defraying the cost of performing any leasehold improvements Tenant desires to perform in the Expansion Premises (the “Tenant’s Expansion Premises Work”), which Expansion Premises Allowance shall be disbursed in accordance with the terms and conditions applicable to Landlord’s Phase II Contribution, as set forth in Section 16 of Exhibit 3. Effective on the Expansion Date, Tenant’s Share shall be increased to 100%.

(c) Base Rent payable by Tenant for the Expansion Premises during the Expansion Term shall be as set forth below:

RENT MONTHS	MONTHLY PAYMENT	ANNUAL BASE RENT
1-12	$126,187.50	$1,514,250.00
13-24	$129,973.13	$1,559,667.50
25-36	$133,872.32	$1,606,467.83
37-48	$137,888.49	$1,654,661.86
49-60	$142,025.14	$1,704,301.72
61-72	$146,285.90	$1,755,430.77
73-84	$150,674.47	$1,808,093.69
85-96	$155,194.71	$1,862,336.50
97-108	$159,850.55	$1,918,206.60
109-120	$164,646.07	$1,975,752.79
121-Expiration Date	$169,585.45	$2,035,025.38

“Rent Months” shall be defined as any one-(1)-calendar-month period during the Term of the Lease with respect to the Expansion Premises commencing on the day of the month on which the Expansion Premises Rent Commencement Date occurs, except that if the Expansion Premises Rent Commencement Date does not fall on the first day of a calendar month, then the first Rent

Month with respect to the Expansion Premises shall only contain the partial month immediately following the Expansion Premises Rent Commencement Date, and the monthly payment for such month shall be prorated based on the number of days in such calendar month following the Expansion Premises Rent Commencement Date.

(d) Expansion Conditions. The “Expansion Conditions” are that, as of the date of the Expansion Notice and as of the Expansion Date, there shall exist no Default of Tenant and Tenant has not subleased any portion of the Premises or assigned its interest in the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

KING 115 HARTWELL LLC,

a Delaware limited liability company

By: KING FORD LLC,

a Massachusetts limited liability company,

its Manager

By: KING STREET PROPERTIES INVESTMENTS, LLC,

a Massachusetts limited liability company,

its Manager

By: /s/ Thomas Ragno

Name: Thomas Ragno

Title: Manager

TENANT

WAVE LIFE SCIENCES USA, INC.,

a Delaware Corporation

By:	/s/ Kyle Moran
Name: Kyle Moran
Title: Treasurer

EXHIBIT 3

WORK LETTER

This Exhibit is attached to and made a part of the Lease (the “Lease”) by and between KING 115 HARTWELL LLC, a Delaware limited liability company (“Landlord”), and WAVE LIFE SCIENCES USA, INC., a Delaware corporation (“Tenant”), for space located at 115 Hartwell Avenue, Lexington, Massachusetts. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Definitions. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. For the purposes of this Lease, “Landlord Work” consists of: (i) the Base Building Work described on Exhibit 3-1, (ii) Tenant Improvement Work with respect to the Initial Portion of the Premises, described on Exhibit 3-2, (iii) the equipment list (“Equipment List”) attached hereto as Exhibit 3-3 with respect to the Initial Portion of the Premises, and (iv) the responsibilities of Landlord as set forth in the Landlord/Tenant Responsibility Matrix attached hereto as Exhibit 3-4 with respect to the Initial Portion of the Premises. In the event of any conflict between Exhibit 3-4 and either Exhibit 3-2 or Exhibit 3-3, Exhibit 3-4 shall control. For avoidance doubt, (x) the Tenant Improvement Work shall not include any work necessary to obtain any governmental approvals of Landlord’s Work, other than the Town Approval, and (y) the Tenant Improvement Work shall only include improvements with respect to the Initial Portion of the Premises and shall not include any improvements by Landlord in respect of the Phase II Premises.

2. Permit Plans. Tenant shall engage the Design-Build Contractor, as hereinafter defined, to engage DiMella Shaffer as its subconsultant to act as the architect to prepare the Permit Set of Plans and Specifications for Tenant Improvement Work. Tenant shall deliver to Landlord an approved (i.e., by Landlord) Permit Set on or before October 3, 2016. The Permit Set shall be consistent with clauses (ii)-(iv) of Section 1 above. Landlord shall not unreasonably withhold, condition or delay its consent of either Permit Set, and, in any event Landlord shall, within three (3) business days of Landlord’s receipt of each Permit Set, respond in writing by either approving such Permit Set or disapproving such Permit Set and advising Tenant of the reasons why Landlord is disapproving such Permit Set. Tenant’s failure to timely deliver either Permit Set shall, without the need for any notice from Landlord, be deemed to be a Tenant Delay, except to the extent that such delay arises from the default of Landlord in its obligations under this Exhibit 3.

3. Landlord’s Initial Contribution. With respect to the Initial Portion of the Premises, Landlord and Tenant acknowledge that since the Construction Documents for Tenant Improvement Work have not yet been prepared, it is impossible to determine the exact cost of the Tenant Improvement Work as of the Execution Date of this Lease. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the Cost of Tenant Improvement Work, as hereinafter defined, shall be limited to an amount (“Landlord’s Initial Contribution”) which shall not exceed $125.00 per rentable square foot of the Initial Portion of the Premises (the “Maximum Amount”) and that (subject to the provisions of this Section 3) Tenant shall be responsible for the Cost of Tenant Improvement Work for the Initial Portion of the Premises to the extent that it exceeds the Maximum Amount for the Initial Portion of the Premises. Tenant

EXHIBIT 3, PAGE 1

may not use more than $125.00 per rentable square foot of the Initial Portion of the Premises on the Cost of Tenant Improvement Work for the Initial Portion of the Premises. However, if Tenant uses less than the $125.00 per rentable square foot of the Initial Portion of the Premises on the Cost of Tenant Improvement Work for the Initial Portion of the Premises, Tenant may add any such unused portion of Landlord’s Initial Contribution to Landlord’s Phase II Contribution as set forth in Section 16 of this Exhibit 3.

4. The “Cost of Tenant Improvement Work” shall be defined as all hard and soft costs (including, without limitation, the cost of preparing Plans, obtaining permits, other related costs, and any applicable state sales or use tax) incurred by Landlord performing Tenant Improvement Work, as well as the cost incurred by Tenant in preparing the Permit Sets.

5. Design-Build Contractor; GMP. Landlord shall enter into a design-build contract (“Design-Build Contract”) for the Tenant Improvement Work with BW Kennedy (“Design-Build Contractor”). The Design-Build Contractor shall engage DiMella Shaffer to act as the architect for the Project. The Design-Build Contract may be on the basis of a guaranteed maximum price (“GMP”). The GMP shall be determined based upon the sum of the following:

•	Design-Build Contractor’s Fee: 3% of the sum (“Cost of the Work”) of: (i) Direct Cost of the Work, and (ii) General Conditions Costs

•	General Conditions Costs: 6% of the Direct Cost of the Work

•	Direct Cost of the Work: Determined by bids obtained from subcontractors in accordance with this Section 5

•	Contingency: 5 % of the Cost of the Work

6. Preparation of Construction Documents. The Design-Build Contractor shall prepare the Construction Documents for the Tenant Improvement Work for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The Construction Documents shall be consistent with the approved Permit Set.

7. Tenant Responses. Tenant shall respond, in writing, to any requests from Landlord or the Design-Build Contractor for information, consents, or authorizations to proceed, within three (3) business days of Tenant’s receipt of such request. Any failure by Tenant to respond within such time period may be the basis of a Tenant Delay.

8. Bid Process. The provisions of this Section 8 shall apply to the Tenant Improvement Work. Tenant hereby acknowledges that:

(i)	the following portions of Landlord’s Work will performed by designated subcontractors (“Designated Subcontractors”) and so that bids will only be obtained from the Designated Subcontractors for such elements of Landlord’s Work:

•	Plumbing: North Share Mechanical Contractors, Inc.

•	HVAC: Environmental Systems, Inc.

•	Fire Protection: Legacy Fire Protection, Inc.

•	Electrical: Napa Electric, Inc.

EXHIBIT 3, PAGE 2

(ii)	Landlord will cause the Design-Builder to use reasonable efforts to obtain at least three (3) bidders for other portions of Landlord’s Work; however, given the current market, it may not be possible to obtain more than one or two bidders with respect to portions of Landlord’s Work.

All bidders shall be reasonably acceptable to both Landlord and Tenant (Tenant hereby confirming and agreeing that the Designated Subcontractors are acceptable to Tenant). Tenant shall have the right to review all bids within three (3) business days after receipt thereof. Landlord agrees to select the lowest bid unless Landlord has a reasonable basis for selecting a different bid. If Tenant reasonably determines that the GMP is higher than is acceptable to Tenant, then Tenant shall have a one-time right to give request changes to Tenant Improvement Work. In order to exercise such one-time right to request changes to Tenant Improvement Work in order to reduce the GMP, Tenant shall, on or before the date three (3) business days after Tenant receives Landlord’s notice to Tenant of the GMP, give written notice to Landlord specifying the changes in Tenant Improvement Work requested by Tenant. Such changes shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Based upon the revised Construction Documents for Tenant Improvement Work, based upon the changes requested by Tenant, as approved by Landlord, as aforesaid, Landlord shall again request bids for the construction of Tenant Improvement Work in accordance with this Section 8. Tenant shall have the right to review the revised bids within two (2) business days after receipt thereof. Landlord agrees to select the lowest bid for any portion of Landlord’s Work unless Landlord has a reasonable basis for selecting a different bid.

9. Tenant’s Share. For the purposes of this Exhibit 3: (i) if the Cost of Tenant Improvement Work is equal to, or less than, the Maximum Amount, then “Tenant’s Share” shall be 0%, and (ii) if the Cost of Tenant Improvement Work is greater than the Maximum Amount, then Tenant’s Share shall be a fraction, the numerator of which is the amount by which the total Cost of Landlord’s Work exceeds the Maximum Amount, and the denominator of which is the total Cost of Tenant Improvement Work.

10. Tenant’s Obligation to Pay for Excess Costs. If the Cost of Tenant Improvement Work exceeds the Maximum Amount (such amount exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs as follows: (i) Tenant shall pay Tenant’s Share of Excess Costs within thirty (30) days of Billing, as hereinafter defined, (ii) with respect to any Changes to Tenant Improvement Work, Tenant shall pay for the cost of such changes in accordance with Section 11 below, and (iii) with respect to any increases in the Cost of Tenant Improvement Work arising from Claims by the Contractor, Tenant shall pay for the cost of such Claims as set forth in Section 12 below. “Billing” shall be defined as any invoice from Landlord setting forth, reasonable detail, the amount due from Tenant, and shall include invoices from vendors and service providers, and applications for payment from the Design-Build Contractor. Billing with respect to the Tenant Improvement Work may not be submitted to Tenant more than one time per calendar month. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

EXHIBIT 3, PAGE 3

11. Changes. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord (“Changes”), Landlord shall have such revisions to the drawings prepared. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) business days, shall notify Landlord in writing whether it desires to proceed with such Change. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change. To the extent that the cost of performing such revisions cause of the cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall reimburse Landlord for the net incremental Cost of Tenant Improvement Work associated with such Changes within thirty (30) days of upon Billing, as such Change Work is being performed.

12. Claims. To the extent that any claims (“Claims”) by the Design-Build Contractor cause the Cost of Tenant Improvement Work to exceed the Maximum Amount, Tenant shall pay for such excess within thirty (30) days of Billing. Claims shall include any amounts properly due to the Contractor under the Design-Build Contract based upon the claims of the Design-Build Contractor under the Design-Build Contract, provided however, that the Claims shall not include any amounts arising from the default or negligence of Landlord, or Landlord’s agents or employees, under the Design-Build Contract.

13. Performance of Landlord’s Work. Following approval of the Construction Documents and Tenant’s written authorization to proceed with Tenant Improvement Work, Landlord shall cause the Tenant Improvement Work to be constructed substantially in accordance with the approved Plans and Specifications and in accordance with the Building Standards set forth in Exhibit 5-3.

14. Unused Portion of Landlord’s Initial Contribution: Any portion of Landlord’s Initial Contribution which exceeds the Cost of the Landlord’s Work shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto, except that if Tenant uses less than the $125.00 per rentable square foot of Initial Portion of the Premises on the Cost of Tenant Improvement Work for the Initial Portion of the Premises, Tenant may add any such unused portion of Landlord’s Initial Contribution to Landlord’s Phase II Contribution as set forth in Section 16 of this Exhibit 3.

15. Cost of Base Building Work: Landlord shall bear the entire cost of the Base Building Work, except to the extent that the cost of the Base Building Work increases as the result of Changes to the Base Building Work approved by Landlord.

16. Tenant’s Work with respect to the Phase II Premises.

A. Performance of Tenant’s Work. All tenant improvement work to be performed in the Phase II Premises (“Tenant’s Work”) shall be performed by Tenant in accordance with the provisions of the Lease (including, without limitation, Section 11 and this Exhibit 3). Tenant’s Work shall be performed at Tenant’s sole cost and expense, except for Landlord’s Phase II Contribution, as hereinafter defined. Without limiting the foregoing,

EXHIBIT 3, PAGE 4

Tenant’s Work shall be designed by an architect approved by Landlord and a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

B. Landlord’s Phase II Contribution. Landlord shall, subject to the provisions of this Section 16.B, provide to Tenant a tenant improvement allowance (“Landlord’s Phase II Contribution”) of up to $4,293,125.00 (the “Maximum Amount of Landlord’s Phase II Contribution”), subject to Section 3 of this Exhibit 3, to be used by Tenant solely for costs incurred by Tenant in designing Tenant’s Work (“Soft Costs”) and in performing Tenant’s Work (“Hard Costs”). Soft Costs and Hard Costs are referred to collectively herein as “Permitted Costs”.

C. Budget. Tenant shall have no right to submit any requisition to Landlord on account of Permitted Costs until Tenant has submitted to Landlord a detailed good faith budget (“Budget”) of Permitted Costs. Tenant shall deliver to Landlord an update of the Budget at least once every two (2) months, but in any event after Tenant enters into a contract for the performance of Tenant’s Work with its contractor.

(i) Tenant shall submit to Landlord reasonably detailed documentation evidencing the then current Budget at the time of each Budget update. For the purposes hereof, Permitted Costs shall not include: (x) the cost of any of Tenant’s Property (hereinafter defined) including, without limitation, telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures, (y) the cost of any fixtures or Alterations that will be removed at the end of the Term, and (z) any fees paid to Tenant, any Affiliated Entity or Successor,

(ii) Requisitions. Landlord shall pay Landlord’s Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord’s Phase II Contribution has been exhausted. “Landlord’s Proportion” shall be a fraction, the numerator of which is Landlord’s Phase II Contribution and the denominator of which the Budget for Permitted Costs, from time to time. A “requisition” shall mean AIA Documents G-702 and G-703 duly executed and certified by Tenant’s architect and general contractor (accompanied by, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Contractors”) and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (“Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications executed by the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, Vice President, or other officer of

EXHIBIT 3, PAGE 5

Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Landlord shall have the right, upon reasonable advance notice to Tenant and not more often than one time per calendar month, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Such inspection shall be at Landlord’s sole cost and expense. Tenant shall submit requisition(s) no more often than monthly.

(iii) Notwithstanding anything to the contrary herein contained: (1) Landlord shall have no obligation to advance funds on account of Landlord’s Phase II Contribution more than once per month; (2) if Tenant fails to pay to Tenant’s contractors the amounts paid by Landlord to Tenant in connection with any previous requisition(s), Landlord shall thereafter have the right to have Landlord’s Phase II Contribution paid directly to Tenant’s contractors; (3) Landlord shall have no obligation to pay any portion of Landlord’s Phase II Contribution with respect to any requisition submitted after November 30, 2018 (the “Outside Requisition Date”); provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with any contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute; (4) Tenant shall not be entitled to any unused portion of Landlord’s Phase II Contribution; (5) Landlord’s obligation to pay any portion of Landlord’s Phase II Contribution shall be conditioned upon there existing no Event of Default by Tenant in its obligations under this Lease at the time that Landlord would otherwise be required to make such payment; and (6) in addition to all other requirements hereof, Landlord’s obligation to pay the final ten percent (10%) of Landlord’s Phase II Contribution shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant’s Work. If Landlord declines to fund any requisition on the basis that, at the time that Tenant submitted such requisition to Landlord, Tenant is in default of its obligations under the Lease, then, if Tenant cures such default and so long as the Lease is still in full force and effect, Tenant shall again have the right to resubmit such requisition (as may be updated by Tenant for any work performed since the date of the previously submitted requisition) for payment subject to the terms and conditions of this Section 16.

(iv) If Landlord fails timely to pay to Tenant any installment of Landlord’s Phase II Contribution properly due to Tenant, and Landlord does not cure such failure on or before the date ten (10) days after Landlord receives written notice of such failure from Tenant, then Tenant shall have the right to offset the amount of such past due payment from Landlord against the next installment(s) of Annual Fixed Rent and other charges due under the Lease.

EXHIBIT 3, PAGE 6

17. Miscellaneous

(a) Tenant’s Authorized Representative. Tenant designates Kyle Moran, kmoran@wavelifesci.com – 617-257-5457 (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Michael DiMinico, 200 Cambridge Park Drive, Cambridge, MA 02140, mdiminico@ks-prop.com – 617-910-5503 (“Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant.

(c) Tenant shall have the right, during the performance of the Landlord Work, to have Tenant’s Representative participate in weekly construction meetings with Landlord and the Contractor as to the status of the performance of Tenant Improvement Work.

(d) Tenant shall have access to the Premises prior to the Term Commencement Date in accordance with the provisions of Section 3.4 of the Lease.

18. Disputes.

Any disputes relating to provisions or obligations in this Lease in connection with Landlord Work or Tenant Work or this Exhibit 3 shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord Work or Tenant Work shall be a construction consultant experienced in the construction of office/laboratory buildings in the Town of Lexington, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a

EXHIBIT 3, PAGE 7

reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

Except with respect to the Expansion Premises, this Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT 3, PAGE 8

EXHIBIT 3-5

BUILDING STANDARDS

Tenant must comply with the following specifications for tenant fit-out projects.

Division 08	Openings (Doors and Hardware)

Division 09	Finishes (Architectural Finishes)

Division 10	Specialties (Signage, Fire Extinguishers, and Appliances)

Division 12	Furnishings and Casework (Window Shades, Lab and Kitchenette Casework)

Division 22	Plumbing (Sprinkler Escutcheons, Plumbing Fixtures)

Division 23	HVAC (Grilles, Diffusers and Access Panels

Division 26	Electrical (Lighting, Exit Signs, Controls)

EXHIBIT 3-5

DIVISION 8 OPENINGS

DOORS AND HARDWARE

CSI Div No.	Item/ Typical Location	Description	Responsible Party
	DOORS		LANDLORD	TENANT
08 14 00	Office Door, wood	Flush wood, rotary cut birch w/ particle core, clear finish. Size: 3’-0” x 7’-0” x 1-1/34”

08 11 13	Office Door frame w/ side light, HM	16 ga. set up and welded steel door frame with 18” side light with SFGL.

08 14 00	Laboratory door/ w vision glazing, wood	Flush wood, rotary cut birch clear finish w/ vision glazing SFGL in metal panel. Size either 24” x 34” or 10” x 34”

08 11 13	Laboratory Door frame, HM	16 ga. set up and welded steel door frame

08 14 00	Laboratory Door, steel	18 ga. steel door leaf w/ continuous weld vertical edges of door face, hardware reinforcements

08 14 00	Laboratory Door, steel w/vision glazing	18 ga. steel door leaf w/ continuous weld vertical edges of door face, hardware reinforcements w/ HM moldings to accept glass lites

08 14 00	Laboratory or Office Interior Window	HM, borrowed light w/ SFGL or FR glazing

08 08 00	Conference Rm glass	Floor to ceiling 1⁄2” glazing in alum channels, silicone structural glazing joint

EXHIBIT 3-5

CSI Div No.	Item/ Typical Location	Description	Responsible Party
	HARDWARE		LANDLORD	TENANT
08 71 00	Office Lockset, single door	“Office/ Entrance” function (3) Hinges Stanley FBB179, 4.5x4.5/652 (1) Entrance cylinder Lockset Schlage ND53 BD/626 (1) Wall stop Rockwood 409/626 (1) set Silencers Rockwood 608/GRY

08 71 00	Double door w/entry card access

“Storeroom” function

(7) Hinges Stanley FBB179 4.5x4.5/652

(1) Electric hinge

(1) Storeroom lockset Schlage ND80 BD Athens/626

(1) Closer Norton 8501/689

(1) Kickplate Rockwood K1050 8x35/630

(1) Wallstop Rockwood 409/626

(2) sets Silencers Rockwood 608/GRY

Flushbolt, Electric Strike, Card Access, and door position switch by tenant

08 71 00	Laboratory Lockset, single door

“Storeroom” function

(3) Hinges Stanley FBB 179 4.5x4.5/652

(1) Storeroom lockset Schlage ND80 BD Athens/626

(1) Closer Norton 8501/689

(1) Kickplate Rockwood K1050 8x34/630

(1) Wallstop Rockwood 409/626

(1) set Silencers Rockwood 608/GRY

08 71 00	Showers, Conference Locksets	“Classroom” function (privacy) (3) Hinges Stanley FBB179 4.5x4.5/652 (1) Classroom lockset Schlage ND70 BD Athens/ 626 (1) Wall stop Rockwood 409/626 (1) set Silencers Rockwood 608/GRY

08 71 00	Janitor Closet

“Storeroom” function

(3) Hinges Stanley FBB 179 4.5x4.5/652

(1) Storeroom lockset Schlage ND80 BD Athens/626

(1) Closer Norton 8501/689

(1) Kickplate Rockwood K1050 8x34/630

(1) Wall stop Rockwood 409/626

(1) set Silencers Rockwood 608/GRY

08 71 00	Egress Only Panic	(3) Hinges Stanley FBB179 4.5x4.5/652 (1) Rim Exit Device VonDuprin 99EO 3 ft/626 (1) Closer Norton 8501/689 (1) Set Gasketing National Guard Products 5050B/17 ft/BRN

EXHIBIT 3-5

DIVISION 09 FINISHES

ARCHITECTURAL FINISHES, TYPICAL WALL ASSEMBLIES

CSI Div No.	Item	Description	Responsible Party
	FINISHES		LANDLORD	TENANT
09 51 23	Laboratory Acoustical Ceiling Tile & Grid	USG “Sheetrock” vinyl lay-in 2x2 ceiling panel and 15/16” grid.

09 51 23	Office Acoustical Ceiling Tile & Grid	Armstrong “Dune Second Look II” scored tegular 2x2 lay-in ceiling panel and 15/16” grid

09 65 13	Rubber wall base	4 in high straight base, dark grey

09 65 19	Resilient flooring for laboratory	Armstrong “Rave Standard Excelon, White Out” vinyl composition tile, 12x12

09 65 19	Resilient flooring for kitchen	Armstrong “Imperial Texture Standard Excelon” vinyl composition tile, 12x12. Three color pattern

09 65 19	Resilient flooring for storage	Armstrong “Imperial Texture Standard Excelon, Soft Cool Gray” vinyl composition tile, 12x12

	Alternate high-performance flooring system (Animal Care Facility and Glass washrooms)	Epoxy fluid-applied flooring system

	Resilient Sheet Flooring for Tissue Culture Rooms	Sheet vinyl

	Back of house concrete floors	Concrete sealer system

09 68 16	Broadloom carpet	Shaw “Amplify Flashpoint” #5A176, Color 27485

09 91 23	Ceiling paint	Sherwinn Williams “Extra White” SW7006, flat

09 91 23	Laboratory, Office, Restroom wall paint	Sherwinn Williams “Extra White” SW7006, eggshell

09 91 23	Accent wall paint #1	Sherwinn Williams Color TBD, eggshell

09 91 23	Accent wall paint #2	Sherwinn Williams Color TBD, eggshell

	Main Conference Room wall type	Full height butt-joint glazing with decorative safety frit

	Huddle Room, Small Conference Room wall type	Metal framed drywall w/ typical office door w/ sidelight.

	Demising wall between Lab and Office	Metal framed drywall w/ 3’ high hollow metal vision glazing window with view into Lab.

EXHIBIT 3-5

DIVISION 10 SPECIALTIES

SIGNAGE, FIRE EXTINGUISHERS, AND APPLIANCES

CSI Div No.	Item	Description	Responsible Party
	SIGNAGE		LANDLORD	TENANT
10 14 00	Restroom signage	3/16” thick acrylic polymer painted MAP brushed aluminum w/ tactile graphics and Braille hot stamped black

10 14 00	Room ID signage	Signage within tenant suite identifying rooms

10 14 00	Utility signage	3/16” thick acrylic polymer painted MAP brushed aluminum w/ tactile graphics and Braille hot stamped black.

CSI Div No.	Item	Description	Responsible Party
	FIRE PROTECTION		LANDLORD	TENANT
10 44 13	Fire Extinguisher Cabinet	Cosmopolitan Fire Extinguisher Cabinets #1036V17 w/ 1036 1-1/2 in sq. trim door series, vertical duo panels w/ pull-off handle. Clear tempered glass, Red Vertical FE letters

10 44 16	Fire Extinguishers	Cosmopolitan Fire Extinguisher Cosmic 10 lb capacity for installation in cabinet on standard J hooks

CSI Div No.	Item	Description	Responsible Party
	APPLIANCES/ EQUIPMENT		LANDLORD	TENANT
11 30 13	Microwave	EnergyStar commercial grade stainless countertop microwave, appx. 11x19x15

11 30 13	Refrigerator	EnergyStar Stainless steel top freezer refrigerator, 18 cu ft.

11 30 13	Dishwasher	EnergyStar stainless steel undercounter dishwasher, 34x24x24

11 53 13	Lab Fume Hoods	Probench combination sash for 30 in deep countertop, 12 in duct size, 100 FPM 18 Max sash opening, 825 CFM, 0.11 SP

EXHIBIT 3-5

DIVISION 12 FURNISHINGS AND CASEWORK

WINDOW SHADES, LAB AND KITCHENETTE CASEWORK

CSI Div No.	Item	Description	Responsible Party
	WINDOWS		LANDLORD	TENANT
12 24 13	Roller Shades	Draper Clutch roller window shades with concealed header, inside or outside mount.

	LAB CASEWORK		LANDLORD	TENANT
12 35 53	Steel Lab Casework	SEFA 8 Laboratory Furniture, Warm Gray painted finish w/ Alum. Wire pull, standard chrome hinge, Steel, Zinc plated Pilaster Clip

12 36 53	Lab Casework Epoxy Worksurface	Monolithic, filled epoxy-resin worksurface with high chemical resistance, 1/8” machined, beveled top edge, flat surface, 4 in high curbs, black onyx. Drop-in Epoxy sinks w/ polypropylene sink outlets.

	KITCHENETTE		LANDLORD	TENANT
12 32 16	Kitchen cabinets	Upper and lower plastic laminate cabinets and drawers w/ full overlay doors and concealed hinges. White melamine interior.

12 36 23	Kitchenette Backsplash	Satin Stainless plastic laminate

12 36 61	Kitchen Countertop	Solid surface or Quartz countertop with eased edge and undermount sink, Group B

EXHIBIT 3-5

DIVISION 22 PLUMBING

PLUMBING FIXTURES, SPRINKLER ESCUTCHEONS

CSI Div No.	Item	Description	Responsible Party
	SPRINKLERS		LANDLORD	TENANT
21 13 00	Sprinkler Escutcheons- Typical Exposed	Victaulic Quick Response standard spray, upright (plain brass) and recessed pendant (chrome plated)

21 13 00	Sprinker Escutcheons- Office/ Concealed	Victaulic Quick Response adjustable concealed, white painted finish

	PLUMBING FIXTURES		LANDLORD	TENANT
22 42 16	Laboratory Epoxy Sink	Durcon drop-in epoxy sink w/ polypropylene sink outlet, black onyx

22 42 39	Laboratory Faucets	Deck-mounted single hole hot and cold water mixing valve w/ vacuum breaker. Chicago Faucets #930-317XKCP

22 42 16	Kitchenette Sink	20 ga. nickel bearing stainless steel self-rimming sink, ADA compliant 22 x 22 x 7 1/8 in. Elkay #PSR2222

22 45 16	Eyewash Equipment	Safety station w/ eyewash, plastic bowl. Guardian #G1902P

22 42 16	Kitchenette Faucet	Metal lever handle w/ color matched handspray, 1.5 gpm flowrate (w/ aerator). American Standard #4205.011.F15

22 47 13	Drinking Fountains	Electric refrigerated wall-mounted bi-level water cooler, ADA height. Halsey Taylor #HTV8BL-Q

	SHOWERS		LANDLORD	TENANT
22 42 43	Shower fittings	Low flow, WaterSense shower head, shower valve, drain

22 42 23	One-piece shower stall, ADA	Barrier-Free shower stall. Clarion #3837BF34. 38 in shower stall w/ 3⁄4 in thresholds, grab bars, soap dish, curtain rod, shower seat, shower head and shower controls

22 42 23	One piece shower stall	Fiberglass shower stall, soap dish, curtain rod.

EXHIBIT 3-5

DIVISION 23 HVAC

HVAC GRILLES AND DIFFUSERS, ACCESS PANELS

CSI Div No.	Item	Description	Responsible Party
	HVAC & ACCESS PANELS		LANDLORD	TENANT
23 37 13	Grilles, Registers, and Diffusers	Krueger diffusers SHR/ 5SHR, 880 series/ S80H, S580H, and 9S80. Typical Lay-in ceiling type at Dicerna

08 31 13	Lab Ceiling Access panels	Mott “Optima” ceiling service panel in powder coated steel, compatible w/ T grid acoustical ceiling

EXHIBIT 3-5

DIVISION 26 ELECTRICAL

LIGHTING, EXIT SIGNS, CONTROLS

CSI Div No.	Item	Description	Responsible Party
	LIGHT FIXTURES		LANDLORD	TENANT
26 51 13	Office grid recessed lighting fixture	Cooper Lighting – Metalux – SkyRidge – 22SR Model # 22SR-LD1-29-C-UNV-L835-CD1-U; 2x2 or 2.4 fixture

26 51 13	Lab Recessed gasketed troffer	Lithonia “Recessed troffer” with #12 pattern acrylic. ABC door frame gasketing

26 51 13	Recessed LED downlight	Gotham “EVO” 4 or 6 in LED downlight, open reflector. Clear, semi-specular trim w/ white painted flange

26 51 13	Recessed LED wallwash	Gotham “EVO” 6 in LED wallwash downlight, open reflector. Clear semi-specular trim w/ white painted flange

26 51 13	Recessed Shower Light	Gotham “Shower” downlight LED non-conductive 6 in LED regressed trim, white painted flange

26 51 13	Surface mount wraparound for BOH	Lithonia “Wraparound” LED surface or stem mounted w/ #12 acrylic lens

26 51 13	Decorative pendants	Reception desk, by allowance

26 51 13	Decorative pendants	Kitchenette island, by allowance.

26 51 13	Lab casework, integral direct-indirect linear	Triumph TI-s-2-120/277-IS-NBC Standard mounting exposed 2- T* lamp strip w/ no-cover and instant start ballast. 22 ga cold rolled steel chassis, pre-painted white.

	EXIT SIGNS		LANDLORD	TENANT
26 53 00	Exit Signs	Lithonia LED Exit Sign, edge lit clear thermoplastic panels w/ red lettering. Surface or recessed mount, aluminum canopy

26 52 00	Emergency Lights	Lithonia LED Emergency lighting wall mounted units w/ injection molded thermoplastic housing

EXHIBIT 3-5

EXHIBIT 4-1

FORM OF MASTER DEED OF CONDOMINIUM

Subject to the provisions of the section entitled “Creation of Condominium” on the first page of the Lease, the Master Deed shall be in the form sent by Michael Diminico to Geoff H. Smith of Mintz Levin (copying Amy Moody McGrath and Raymond M. Kwasnick, each of Goulston & Storrs) by email dated 6.29.2016 at 3:44 pm. For information purposes, the following are the introductory pages and page 1 of the form of Master Deed so forwarded to Geoff H. Smith:

Exhibit 4-1

EXHIBIT 4-2

FORM OF DECLARATION OF TRUST FOR CONDOMINIUM

Subject to the provisions of the section entitled “Creation of Condominium” on the first page of the Lease, the Declaration of Trust shall be in the form sent by Michael Diminico to Geoff H. Smith of Mintz Levin (copying Amy Moody McGrath and Raymond M. Kwasnick, each of Goulston & Storrs) by email dated 6.29.2016 at 3:44 pm. For information purposes, the following are the introductory pages and page 1 of the form of Declaration of Trust so forwarded to Geoff H. Smith:

Exhibit 4-2

DECLARATION OF TRUST

OF

THE 113/115 HARTWELL AVENUE CONDOMINIUM TRUST

113 AND 115 HARTWELL AVENUE

LEXINGTON, MASSACHUSETTS

DATE:               , 201

Prepared by:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110-3333

Amy Moody McGrath, Esquire

Exhibit 4-2

DECLARATION OF TRUST

OF

THE 113/115 HARTWELL AVENUE CONDOMINIUM TRUST

TABLE OF CONTENTS

1.		LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1
	1.1	Lease Grant	1
	1.2	Extension Terms	1
	1.3	Appurtenant Rights	3
	1.4	Tenant’s Access	4
	1.5	Exclusions	5
	1.6	Mechanical Penthouse	5
	1.7	Parking Area Premises	6
	1.8	Acid Neutralization Tank	7
	1.9	Additional Chemical Storage Tanks	7
2.		RIGHTS RESERVED TO LANDLORD	8
	2.1	Additions and Alterations	8
	2.2	Additions to the Property	8
	2.3	Name and Address of Building	9
	2.4	Landlord’s Access	9
	2.5	Pipes, Ducts and Conduits	9
	2.6	Minimize Interference	10
3.		CONDITION OF PREMISES; CONSTRUCTION	10
	3.1	Condition of Premises	10
	3.2	Landlord’s Work	10
	3.3	Tenant’s Remedies in the Event of Delays in Term Commencement Date	12
4.		USE OF PREMISES	13
	4.1	Permitted Uses	13
	4.2	Prohibited Uses	14
	4.3	Chemical Safety Program	14
5.		RENT; ADDITIONAL RENT	15
	5.1	Base Rent	15
	5.2	Operating Costs	15
	5.3	Taxes	20
	5.4	Late Payments	22
	5.5	No Offset; Independent Covenants; Waiver	23
	5.6	Survival	23
6.		intentionally omitted	24
7.		LETTER OF CREDIT/CASH SECURITY DEPOSIT	24
8.		SECURITY INTEREST IN TENANT’S PROPERTY	25
9.		UTILITIES, LANDLORD’S SERVICES	25
10.		MAINTENANCE AND REPAIRS	27
11.		ALTERATIONS AND IMPROVEMENTS BY TENANT	30
	11.1	Landlord’s Consent Required	30
	11.2	After-Hours	31
	11.3	Harmonious Relations	32

Exhibit 4-2

	11.4	Liens	32
	11.5	General Requirements	32
12.		SIGNAGE	32
	12.1	Restrictions	32
	12.2	Monument Signage	32
13.		ASSIGNMENT, MORTGAGING AND SUBLETTING	33
	13.1	Landlord’s Consent Required	33
	13.2	Landlord’s Recapture Right	33
	13.3	Standard of Consent to Transfer	34
	13.4	Listing Confers no Rights	34
	13.5	Profits In Connection with Transfers	34
	13.6	Prohibited Transfers	34
	13.7	Exceptions to Requirement for Consent	35
14.		INSURANCE; INDEMNIFICATION; EXCULPATION	35
	14.1	Tenant’s Insurance	35
	14.2	Tenant Indemnification	37
	14.3	Property of Tenant	37
	14.4	Limitation of Landlord’s Liability for Damage or Injury	37
	14.5	Waiver of Subrogation; Mutual Release	38
	14.6	Tenant’s Acts—Effect on Insurance	38
	14.7	Landlord’s Insurance	38
15.		CASUALTY; TAKING	39
	15.1	Damage	39
	15.2	Termination Rights	39
	15.3	Rent Abatement	40
	15.4	Taking for Temporary Use	41
	15.5	Disposition of Awards	41
16.		ESTOPPEL CERTIFICATE	41
17.		HAZARDOUS MATERIALS	41
	17.1	Prohibition	41
	17.2	Environmental Laws	42
	17.3	Hazardous Material Defined	42
	17.4	Testing	43
	17.5	Indemnity; Remediation	43
	17.6	Disclosures	45
	17.7	Removal	45
	17.8	Landlord Obligations with respect to Hazardous Materials	45
18.		RULES AND REGULATIONS	46
	18.1	Rules and Regulations	46
	18.2	Energy Conservation	46
	18.3	Recycling	47
19.		LAWS AND PERMITS	47
	19.1	Legal Requirements	47
20.		DEFAULT	48
	20.1	Events of Default	48
	20.2	Remedies	50

Exhibit 4-2

	20.3	Damages - Termination	50
	20.4	Landlord’s Self-Help; Fees and Expenses	51
	20.5	Waiver of Redemption, Statutory Notice and Grace Periods	52
	20.6	Landlord’s Remedies Not Exclusive	52
	20.7	No Waiver	52
	20.8	Restrictions on Tenant’s Rights	52
	20.9	Landlord Default	52
21.		SURRENDER; ABANDONED PROPERTY; HOLD-OVER	53
	21.1	Surrender	53
	21.2	Abandoned Property	54
	21.3	Holdover	55
	21.4	Warranties	55
22.		MORTGAGEE RIGHTS	55
	22.1	Subordination	55
	22.2	Notices	56
	22.3	Mortgagee Consent	56
23.		QUIET ENJOYMENT	56
24.		NOTICES	57
25.		MISCELLANEOUS	58
	25.1	Separability	58
	25.2	Captions	58
	25.3	Broker	58
	25.4	Entire Agreement	58
	25.5	Governing Law	58
	25.6	Representation of Authority	58
	25.7	Expenses Incurred by Landlord Upon Tenant Requests	58
	25.8	Survival	59
	25.9	Limitation of Liability	59
	25.10	Binding Effect	59
	25.11	Landlord Obligations upon Transfer	59
	25.12	No Grant of Interest	60
	25.13	Financial Information	60
	25.14	OFAC Certificate	60
	25.15	Confidential Information	61
	25.16	Notice of Lease	62
	25.17	Publicity	62
	25.18	Tenant’s Expansion Option	62
26.		SUBMISSION TO CONDOMINIUM REGIME	13
27.		DEFINITIONS	13
28.		CREATION AND NAME OF THE TRUST	1
	28.1	Creation	1
	28.2	Name	1
29.		DEFINITIONS	1

Exhibit 4-2

TABLE OF EXHIBITS

Exhibit	Subject Matter	Section First Mentioned
“A”	Rules and Regulations	Section 6.7

Exhibit 4-2

DECLARATION OF TRUST

OF

THE 113/115 HARTWELL AVENUE

CONDOMINIUM TRUST

113 AND 115 HARTWELL AVENUE

LEXINGTON, MASSACHUSETTS

THIS DECLARATION OF TRUST of 113/115 HARTWELL AVENUE CONDOMINIUM TRUST made as of this      day of         , 20    , at Lexington, Middlesex County, Massachusetts, by the following (the “Trustees”): (i) KING 113 HARTWELL LLC, a Massachusetts limited liability company, with a business address at c/o King Street Properties, 200 Cambridgepark Drive, Cambridge, Massachusetts 02140, appointed by the 113 Hartwell Unit Owner; and (ii) KING 115 HARTWELL LLC, a Delaware limited liability company, with a business address at c/o King Street Properties, 200 Cambridgepark Drive, Cambridge, Massachusetts 02140, appointed by the 115 Hartwell Unit Owner.

26.	CREATION AND NAME OF THE TRUST

26.1 Creation. The Trust is the organization of the Unit Owners of the Condominium established pursuant to the provisions of Chapter 183A, Section 10 for the purposes therein set forth.

26.2 Name. The name of the Condominium shall be “The 113/115 Hartwell Avenue Condominium.” So far as legal, convenient and practicable, all business carried on by the Trustees shall be conducted and all instruments in writing by the Trustees shall be executed under the name of the Trust.

27.	DEFINITIONS

The terms used in this Declaration of Trust shall generally be given their natural, commonly accepted definitions unless otherwise specified. Capitalized terms shall be defined as set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Master Deed.

“Base Rate”: As defined in the Master Deed.

“By-laws”: The provisions set forth in Article 6 of this Declaration of Trust.

“Chapter 183A”: Chapter 183A of the Massachusetts General Laws, Condominiums, as the same may be amended from time to time.

“Common Areas”: The (i) General Common Areas; (ii) Exclusive 113 Hartwell Common Areas; (iii) Exclusive 115 Hartwell Common Areas, as such terms are defined in the Master Deed. The Exclusive 113 Hartwell Common Areas and the Exclusive 115 Hartwell Common Areas are sometimes referred to, individually or collectively as the context of this Declaration appropriately would admit or require, as the Exclusive Common Areas.

EXHIBIT 4-2

EXHIBIT 5

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

APPLICANT:

WAVE LIFE SCIENCES USA, INC.

733 CONCORD AVENUE

CAMBRIDGE, MA 02138

BENEFICIARY:

KING 115 HARTWELL LLC

200 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MA 02140

AMOUNT:	US $2,558,305.00 (TWO MILLION FIVE HUNDRED FIFTY-EIGHT THOUSAND THREE HUNDRED FIVE AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:	(ONE YEAR FROM ISSUANCE)

LOCATION:	SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00          IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

EXHIBIT 5

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND APRIL 30, 2024 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. COPIES OF ALL SUCH NOTICES FROM US HEREUNDER SHALL ALSO BE SENT IN THE SAME MANNER TO GOULSTON AND STORRS PC, 400 ATLANTIC AVENUE, BOSTON, MA 02110, ATTENTION: KING STREET. IN THE EVENT THAT THIS LETTER OF CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, BENEFICIARY MAY DRAW THE ENTIRE AMOUNT AVAILABLE HEREUNDER BY MEANS OF YOUR DRAFT(S) AT SIGHT DRAWN ON SILICON VALLEY BANK.

THIS LETTER OF CREDIT IS TRANSFERABLE UPON BENEFICIARY’S REQUEST BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MAXIMUM $1,500.00) SHALL BE PAID BY THE BENEFICIARY; HOWEVER, NON-PAYMENT OF ANY SUCH FEES SHALL NOT AFFECT THE TRANSFER OF THIS LETTER OF CREDIT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. SVBSF00          IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO. SVBSF00          UPON OUR RECEIPT OF YOUR

EXHIBIT 5

INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO. SVBSF00          IS LOST, STOLEN OR DESTROYED. IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. SVBSF00          IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

THIS STANDBY LETTER OF CREDIT MAY ALSO BE CANCELLED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL STANDBY LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THIS STANDBY LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY, EITHER: (I) AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION, OR (II) BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”).

EXHIBIT 5

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

EXHIBIT 5

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                     .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT “B”

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

EXHIBIT 5

SINCERELY, (BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

EXHIBIT 5

EXHIBIT 6

LANDLORD’S SERVICES

1.	Hot and cold water to the building core lavatories per Exhibit 3-1

2.	Electricity for building common areas per Exhibit 3-1

3.	Gas service to the Building per Exhibit 3-1

4.	Electricity to Premises. The maximum power from Base Building Systems allocated to Tenant to supply power to their equipment and Premises is 546,155 watts.

5.	HVAC services to the Building common areas and the Premises per Exhibit 3-1. The maximum CFM from Base Building Systems allocated to Tenant is 66,000 CFM at 52 degrees F of which 44,666 CFM at 52 degrees F is 100% outside air. Allocated exhaust is 46,667 CFM. The allocated chilled water is 333 tons.

6.	Maintenance and Repair of the Property as Described in Section 10.2

7.	Freight and passenger elevator service as defined in Exhibit 3-1

8.	Trash Removal and loading dock compactor

9.	Cleaning of all common areas

10.	Snow Removal

11.	Exterior grounds and parking maintenance

12.	Management Services

13.	Base Building Security Systems and Services

14.	Maintenance of Life Safety Systems (fire alarm and sprinkler)

15.	Such other services as Landlord reasonably determines are necessary or appropriate for the Property

EXHIBIT 6

EXHIBIT 7-1

FORM OF

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION

This Consent is entered into as of this      day of             , 19      by and among                                 , a(n)                                 , (“Landlord”),                                 , a(n)                                  (“Assignor”) and                                 , a(n)                                  (“Assignee”).

RECITALS:

A.	Landlord (as successor in interest to ), as landlord, and Assignor (as successor in interest to ), as tenant, are parties to that certain lease agreement dated , as amended and/or assigned by instrument(s) dated , , and (collectively, the “Lease”) pursuant to which Landlord has leased to Assignor certain premises containing approximately rentable square feet (the “Premises”) known as Suite No(s). on the floor(s) of the building commonly known as located at (the “Building”).

B.	Assignor and Assignee have entered into that certain agreement (“Assignment Agreement”) attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee.

C.	Assignor and Assignee have requested Landlord’s consent to the Assignment Agreement and the transaction described therein.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1.	Assignment Agreement. Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns all of Assignor’s right, title and interest in the Lease to Assignee (the “Transfer”).

2.

Representations. Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign its entire right, title and interest in the Lease to Assignee; (ii) has not transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (iii) has full power and authority to enter into the Assignment Agreement and this Consent; and (iv) has assigned the entire Security

EXHIBIT 7-1

Deposit, if any, as described in Section of the Lease, to Assignee, and Assignor has full power and authority to do the same. Assignee hereby represents and warrants that Assignee has full power and authority to enter into the Assignment Agreement and this Consent.

3.	Assumption. Notwithstanding anything to the contrary contained in the Assignment Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to perform and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease. Nothing contained in the Assignment Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

4.	No Release. Nothing contained in the Assignment Agreement or this Consent shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease.

5.	Review Fee. Upon Assignor’s execution and delivery of this Consent, Assignor shall pay to Landlord the sum of Dollars ($ ) in consideration for Landlord’s review of the Assignment Agreement and preparation of this Consent.

6.	Landlord’s Consent. In reliance upon the agreements and representations contained in this Consent, Landlord hereby consents to the Transfer. This Consent shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease.

7.	Notice Address. Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease. From and after the effective date of the Assignment, notices to Assignor shall be served at the following address: .

8.	Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

EXHIBIT 7-1

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent on the day and year first above written.

Signed and acknowledged:	LANDLORD: ,
in the presence of:	a(n)

By:

By:

By:

Name:

Title:

ASSIGNOR: ,
a(n)

By:

Name:

Title:

ASSIGNEE: ,
a(n)

By:

Name:

Title:

EXHIBIT 7-1

EXHIBIT A

COPY OF ASSIGNMENT AGREEMENT

EXHIBIT 7-1

EXHIBIT 7-2

FORM OF

LANDLORD CONSENT TO SUBLEASE

THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of the      day of             , 20    , by and among                                 , a(n)                                  (“Landlord”),                                 , a(n)                                  (“Sublandlord”), and                                 , a(n)                                  (“Subtenant”).

RECITALS:

A.	Landlord (as successor in interest to ), as landlord, and Sublandlord (as successor in interest to ), as tenant, are parties to that certain lease agreement dated , as amended by instrument(s) dated , , and (collectively, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately rentable square feet (the “Premises”) described as Suite No(s). on the floor(s) of the building commonly known as located at (the “Building”).

B.	Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: (the “Sublet Premises”) constituting all or a part of the Premises.

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred

EXHIBIT 7-2

or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4.	No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $ in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement.

6.	No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.	Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay [Base Rent], are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

EXHIBIT 7-2

8.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.	Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supersede any contrary provisions in the Sublease.

10.

Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard,

EXHIBIT 7-2

then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.	Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. As used herein, the “excess rent” shall be deemed to mean any payments from Subtenant under the Sublease which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.	Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.	Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.	Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

15.	Consent and Acknowledgment of Guarantor. Unless the following condition is waived in writing by Landlord, then, at Landlord’s option, this Consent Agreement shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below hereby (a) consent to the Sublease, (b) ratify their guarantee, and (c) agree that their guarantee shall apply to the Lease and continue in full force and effect notwithstanding the Sublease.

[SIGNATURES ARE ON FOLLOWING PAGE]

EXHIBIT 7-2

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

WITNESS/ATTEST:	LANDLORD:

	,	a(n)

	By:	a(n)

=

	By: ,	a(n)

Name (print):	Name:
Title:
Name (print):

WITNESS/ATTEST:	SUBLANDLORD:

	,	a(n)

By:

Name (print):	Name:

Title:

Name (print):

WITNESS/ATTEST:	SUBTENANT:

	,	a(n)

By:

Name (print):	Name:

Title:

Name (print):

EXHIBIT 7-2

EXHIBIT 8-2

ENVIRONMENTAL ASSESSMENT REPORT

Tenant acknowledges that it has received a copy of the “Boston Environmental Corp. – Phase I Environmental Site Assessment, 113 Hartwell Avenue, Lexington, MA 02421” dated 11/2/10

EXHIBIT 8-1

EXHIBIT 9

BUILDING RULES AND REGULATIONS

A. General

1. Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or exterior vestibules of the Building, and shall use the same only as a means of passage to and from their respective offices. At no time shall Tenants permit its employees, contractors, or other representatives to loiter in Common Areas or elsewhere in and about the Property.

2. Corridor doors, when not in use, shall be kept closed.

3. Areas used in common by tenants shall be subject to such regulations as are posted therein.

4. Any Tenant or vendor sponsored activity or event in the Common Area must be approved and scheduled through Landlord’s representative, which approval shall not be unreasonably withheld.

4. No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises or Common Areas, except as approved by Landlord.

5. Alcoholic beverages (without Landlord’s prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas. Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of the Landlord, is under the influence of alcohol or drugs, or shall do any act in violation of the rules and regulations of the Building.

6. No firearms or other weapons are permitted in the Common Areas.

7. No fighting or “horseplay” will be tolerated at any time in the Common Areas.

8. Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

9. Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its employees and visitors of such policy.

10. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes

11. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees and located within the Tenant Premises.

EXHIBIT 9

12. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall cooperate and use best efforts to prevent the same by Tenant’s invitees.

13. Fire protection and prevention practices implemented by the Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.

14. Except as provided for in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by the Landlord.

15. The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

16. Tenant will not interfere with or obstruct any building central HVAC, electrical, or plumbing systems.

17. Tenant shall utilize the pest control service designated by Landlord to control pests in the Premises. Except as included in Landlord’s Services, tenants shall bear the cost and expense of such pest control services.

18. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements of the Building.

19. Tenants shall not use more than its proportionate share of telephone lines available to service the Building.

20. Tenants shall not perform improvements or alterations within the Building or their Premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord, subject to the provisions of the Lease.

21. Tenant shall manage its waste removal and janitorial program, at its sole cost and expense, keeping any recyclables, garbage, trash, rubbish and refuse in vermin proof containers for Tenants sole use within the Landlord designated area until removed with all work to be performed during non-business hours.

22. Lab operators who travel outside lab space must abide by the one glove rule and remove lab coats where predetermined.

23. Chemical lists and MSDS sheets must be readily available at the entrance to each lab area. In the event of an emergency, first responders will require this information in order to properly evaluate the situation.

24. Tenant shall provide Landlord, in writing, the names and contact information of two (2) representatives authorized by Tenant to request Landlord services, either billable or non-billable and to act as a liaison for matters related to the Premises.

EXHIBIT 9

25. Parking of any trailers, trucks, motor homes, or unregistered vehicles in the parking lots is prohibited.

26. Tenants shall not use more than its proportionate share of Base Building Central HVAC or electrical capacity, subject to the provisions of the lease.

B. Access & Security

1. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the Property. Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Saturdays, Sundays or legal holidays shall be allowed only to persons with a key/card key to the Building or guests accompanied by such persons. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

2. Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to landlord at the expiration or earlier termination of this Lease.

3. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

4. Tenant acknowledges that Property security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors, and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.

5. Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenants and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from the Landlord.

C. Shipping/Receiving

1. Dock areas for the Building shall not be used for storage or staging by Tenant except in the Loading Dock Premises as permitted in the Lease.

2. In no case shall any truck or trailer be permitted to remain in a loading dock area for more than 60 minutes, except with prior written notice to Landlord, which notice may be given via email, provided that, in any event Landlord shall have the right, in good faith, to require Tenant to adjust its schedule for the use of the dock areas based upon the needs of the other tenants of the Building and Building operations.

EXHIBIT 9

3. There shall not be used in any Common Area, either by Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

4. Lab operators carrying any lab related materials may only travel within the Premises. At no time should any lab materials travel in the Common Areas, except at the Loading Dock and Freight Elevator.

5. Any dry ice brought into the building must be delivered through the loading dock.

6. All nitrogen tanks must travel through the loading dock and should never be left unattended outside of the Premises.

EXHIBIT 9

EXHIBIT 11

FORM OF NOTICE OF LEASE

115 Hartwell Avenue

Lexington, Massachusetts

Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, notice is hereby given of the following described lease (the “Lease”):

LEASE
EXECUTION DATE:	September 26, 2016

LANDLORD:	KING 115 HARTWELL LLC, a Delaware limited liability company, whose address is c/o King Street Properties 200 CambridgePark Drive, Cambridge, MA 02138, Attention: Stephen D. Lynch

TENANT:	WAVE LIFE SCIENCES USA, INC., a Delaware corporation, whose address is 777 Concord Avenue, Cambridge, Massachusetts 02135 Attention: Paul B. Bolno ad Kyle Moran

PROPERTY:	The land described in Exhibit A attached hereto and depicted on Exhibit B attached hereto (the “Land”), to be known as 115 Hartwell Avenue, Lexington, Massachusetts, including the building (the “Building”) in which the Premises are located, together with other improvements thereon and other areas used from time to time for driveways, landscaping and parking for the Building.

PREMISES:	The “Initial Portion of the Premises” shall consist of four (4) areas: (i) the “Phase I Premises” containing approximately 21,068 rentable square of office and laboratory space, (ii) the “PH System Premises” containing approximately 689 rentable square feet, (iii) the “Loading Dock Premises” containing approximately 176 rentable square feet, and (iv) the “Penthouse Premises” containing approximately 1,283 rentable square feet.

The “Second Portion of the Premises” (also known as the “Phase II Premises”) shall contain approximately 34,345 rentable square feet of office and laboratory space. The Phase I Premises and the Phase II Premises are sometimes referred to collectively as the “Office/Lab Premises”.

TERM COMMENCEMENT
DATES:	It is estimated the Term Commencement Date will occur on or about March 21, 2017.

EXHIBIT 11

EXPIRATION
DATE:	The date that is ten (10) years and nine (9) months following Term Commencement Date.

RENEWAL:	Tenant may extend the Lease Term for two (2) additional periods of five (5) years each in accordance with Section 1.2 of the Lease.

EXPANSION OPTION:	Tenant has the option to expand into the entirety of the third (3rd) floor of the Building provided Tenant timely delivers Landlord its Exercise Notice by December 31, 2016.

This Notice of Lease is executed only for the purpose of giving notice of the existence of the Lease and is not intended to modify, expand or reduce any of the rights of Landlord and Tenant as set forth in the Lease. All terms not otherwise defined herein shall have the meanings set forth in the Lease.

[The balance of this page has been intentionally left blank.]

EXHIBIT 11

EXECUTED under seal as of             , 2016.

LANDLORD: KING 115 HARTWELL LLC, By: KING STREET PROPERTIES INVESTMENTS, LLC, its Manager By: Name: Thomas Ragno Title: A Manager	TENANT: WAVE LIFE SCIENCES USA, INC., a Delaware corporation By: Name: Title: Hereunto Duly Authorized

EXHIBIT 11

COMMONWEALTH/STATE OF

County of                     , ss.

On this      day of         , 2016, before me, the undersigned Notary Public, personally appeared the above-named Thomas Ragno, proved to me by satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose, as the a Manager of KING STREET PROPERTIES INVESTMENTS, LLC, acting as Manager of KING 115 HARTWELL LLC.

Notary Public
Printed Name:
My commission expires:

COMMONWEALTH/STATE OF

County of                     , ss.

On this      day of         , 2016, before me, the undersigned Notary Public, personally appeared the above-named                                 , proved to me by satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose, as the                                  of WAVE LIFE SCIENCES USA, INC.

Notary Public
Printed Name:
My commission expires:

EXHIBIT 11

EXHIBT A

Description of Landlord’s Property

(Lexington)

That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

Real property in the City of Lexington, County of Middlesex, Commonwealth of Massachusetts, described as follows:

Parcel One (Leasehold Parcel)

That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

Beginning at the southwesterly corner of Lot 5 (Land Court Plan No. 31330B), said point being the southwesterly corner of the herein described lease area;

Thence running N 29°44’34” E an distance of 422.47 feet;

Thence turning and running N 18°27’50” E a distance of 96.42 feet to a point;

Thence turning and running S 67°32’24” E a distance of 516.79 feet;

Thence turning and running S 22°27’36” W a distance of 57.85 feet;

Thence turning and running S 46°30’26” W a distance of 119.87 feet;

Thence turning and running S 21°20’28” W a distance of 76.33 feet;

Thence turning and running S 30°40’20” E a distance of 74.16 feet;

Thence turning and running S 11°05’10” W a distance of 149.05 feet;

Thence turning and running N 76°21’20” W a distance of 528.49 feet;

The above described lease area contains 4.84 acres, more or less.

Said parcel is a portion of Lot 5 on Land Court Plan No. 31330B.

Parcel Two (Easement Parcels)

Tract I

Together with the benefit of the Reciprocal Easement Agreement by and among King 101 Hartwell LLC, King 113 Hartwell LLC, and King 4 Hartwell Place, LP dated March 24, 2014, filed as Document No. 1668032.

Tract II

Together with the benefit of the rights and easements set forth in the Easement Agreement among King 4 Hartwell Place LLC, King 101 Hartwell LLC, King 113 Hartwell LLC and King 115 Hartwell LLC dated November 13, 2015 and filed as Document No. 1715486.

EXHIBIT 11

EXHIBIT B

Plan of Landlord’s Property

EXHIBIT 11

EXHIBIT C

Plan of the Premises

EXHIBIT 11

EXHIBIT D

Plan of Mechanical Penthouse Premises

EXHIBIT 11

EXHIBIT E

Plan of Parking Area

EXHIBIT 11